Execution Version

Glori ENERGY Production Inc.

Senior Secured First Lien Notes due March 14, 2017

NOTE PURCHASE AGREEMENT

Dated as of March 14, 2014

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7.9.	Default Interest	10
7.10.	Determination of Risk Adjusted Present Value	10

8.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.	13

8.1.	Organization; Powers	13
8.2.	Authority; Enforceability	13
8.3.	Approvals; No Conflicts	13
8.4.	Financial Condition; No Material Adverse Effect	14
8.5.	Litigation	14
8.6.	Environmental Matters	14
8.7.	Compliance with Laws and Agreements; No Defaults	15
8.8.	Investment Company Act	15
8.9.	No Subsidiaries	16
8.10.	Taxes	16
8.11.	ERISA	16
8.12.	Disclosure; No Material Misstatements	17
8.13.	Insurance	17
8.14.	Restrictions on Liens	18
8.15.	Subsidiaries, etc	18
8.16.	Location of Business and Offices	18
8.17.	Properties; Title, etc	18
8.18.	Maintenance of Properties	19
8.19.	Swap Agreements	20
8.20.	Use of Proceeds of Notes	20
8.21.	Solvency	20
8.22.	Labor Matters	20
8.23.	Material Contracts	21
8.24.	SBA Information	21
8.25.	Foreign Asset Control Regulations, etc	21
8.26.	Gas Imbalances; Prepayments	21
8.27.	Private Offering by the Company	21

9.	REPRESENTATIONS OF THE PURCHASERS.	22

9.1.	Source of Funds.	22
9.2.	Purchase for Investment	22

10.	AFFIRMATIVE COVENANTS.	22

10.1.	Financial Statements; Ratings Change; Other Information	22
10.2.	Notice of Material Events	26
10.3.	Existence; Conduct of Business	26
10.4.	Material Contracts	27
10.5.	Payment of Obligations	27
10.6.	Performance of Obligations under Note Documents	27
10.7.	Operation and Maintenance of Properties	27
10.8.	Insurance	28
10.9.	Books and Records; Inspection Rights; Monthly Management Updates; Board Observation Rights; Meeting of Holders	29

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10.10.	Compliance with Laws	29
10.11.	Environmental Matters	30
10.12.	Guarantors	31
10.13.	ERISA Compliance	31
10.14.	Senior Status	31
10.15.	Reserve Reports	31
10.16.	Title Information	32
10.17.	Further Assurances	33
10.18.	Additional Collateral	33
10.19.	Swap Agreements	33
10.20.	Swap Intercreditor Agreement	34
10.21.	VCOC Rights	34
10.22.	Notice of Termination and Attorney-in-fact	34
10.23.	Deposit Account Control Agreement	34

11.	NEGATIVE COVENANTS.	35

11.1.	Financial Covenants	35
11.2.	Debt	36
11.3.	Liens	37
11.4.	Restricted Payments, etc	37
11.5.	Investments, Loans and Advances	37
11.6.	Nature of Business	38
11.7.	Prepayments	39
11.8.	Limitation on Leases	39
11.9.	Proceeds of Notes	39
11.10.	ERISA Compliance	39
11.11.	Sale or Discount of Receivables	40
11.12.	Mergers, etc	40
11.13.	Sale of Properties	41
11.14.	Environmental Matters	41
11.15.	Subsidiaries	41
11.16.	Terrorism Sanctions Regulations	41
11.17.	Negative Pledge Agreements; Dividend Restrictions	42
11.18.	Swap Agreements	42
11.19.	Sale and Leaseback	42
11.20.	Transactions with Affiliates	42
11.21.	Amendment, etc. of Material Contracts	42
11.22.	Amendment of Organizational Documents; Management Changes	43
11.23.	G&A Expenses	43
11.24.	Gas Imbalances, Take-or-Pay or Other Prepayments	43
11.25.	Marketing Activities	43
11.26.	Approved Budget	43

12.	EVENTS OF DEFAULT.	44

13.	REMEDIES ON DEFAULT, ETC.	46

13.1.	Acceleration	46

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13.2.	Other Remedies	47
13.3.	Rescission	47
13.4.	No Waivers or Election of Remedies, Expenses, etc	47

14.	GUARANTIES; SUBORDINATION OF OBLIGOR CLAIMS.	47

14.1.	Guaranties	47
14.2.	Right of Contribution	48
14.3.	No Subrogation	48
14.4.	Amendments, etc. with respect to the Guarantied Obligations	49
14.5.	Waivers	49
14.6.	Guaranty Absolute and Unconditional	50
14.7.	Reinstatement	51
14.8.	Payments	51
14.9.	Representations and Warranties	51
14.10.	Affirmative and Negative Covenants	52
14.11.	Subordination of Obligor Claims	52

15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.	53

15.1.	Registration of Notes	53
15.2.	Transfer and Exchange of Notes	53
15.3.	Replacement of Notes	53

16.	PAYMENTS ON NOTES.	54

16.1.	Place of Payment	54

17.	EXPENSES, TAXES, ETC.	54

17.1.	Expenses; Indemnity; Damage Waiver	54
17.2.	Taxes	56
17.3.	Survival	59

18.	SURVIVAL; REVIVAL; REINSTATEMENT; ENTIRE AGREEMENT.	59

19.	AMENDMENT AND WAIVER.	60

19.1.	Requirements	60
19.2.	Solicitation of Holders of Notes	60
19.3.	Binding Effect, etc	61

20.	REPRODUCTION OF DOCUMENTS.	61

21.	CONFIDENTIAL INFORMATION.	62

22.	NOTICES.	62

23.	SUBSTITUTION OF PURCHASER.	63

24.	ADMINISTRATIVE AGENT.	63

24.1.	Appointment; Powers	63
24.2.	Duties and Obligations of Administrative Agent	63

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24.3.	Action by Administrative Agent	64
24.4.	Reliance by Administrative Agent	64
24.5.	Subagents	64
24.6.	Resignation or Removal of Administrative Agent	65
24.7.	Administrative Agent as a Holder	65
24.8.	No Reliance	65

25.	MISCELLANEOUS.	66

25.1.	Successors and Assigns	66
25.2.	Payments Due on Non-Business Days	66
25.3.	Severability	67
25.4.	Construction	67
25.5.	Counterparts	67
25.6.	USA Patriot Act Notice	67
25.7.	Interest Rate Limitation	67
25.8.	Security of Swap Agreements	68
25.9.	GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS	68

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE C	—	MORTGAGED PROPERTIES

SCHEDULE 8.5	—	Litigation

SCHEDULE 8.6	—	Environmental Matters

SCHEDULE 8.15	—	Equity Interests and Subsidiaries

SCHEDULE 8.19	—	Swap Agreements

SCHEDULE 8.23	—	Material Contracts

SCHEDULE 8.26	—	Gas Imbalances, etc.

SCHEDULE 11.2	—	Debt

SCHEDULE 11.5	—	Investments

SCHEDULE 11.20	—	Transactions with Affiliates

SCHEDULE B-1	—	Principal Officers

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EXHIBIT 1		Form of Senior Secured First Lien Note due December 8, 2012

EXHIBIT 5.5	—	Security Instruments

EXHIBIT 5.6	—	Compliance Certificate

EXHIBIT 5.8	—	List of Opinions of Counsel

EXHIBIT 5.21	—	Form of Notice of Termination of Operating Agreement

EXHIBIT 10.21	—	Form VCOC Side Letter

EXHIBIT B-1	—	Form of Advance Request

EXHIBIT C	—	Form of Tax Compliance Certificates

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4315 South Drive
Houston, Texas 77053
Facsimile: 713-237-8585
Telephone: 832-412-1432
E-mail: VPerez@glorienergy.com

Senior Secured First Lien Notes due March 14, 2017

March 14, 2014

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Glori Energy Production Inc., a corporation organized and existing under the laws of the State of Texas (the “Company”) hereby agrees with each of the purchasers whose names appear on Schedule 1 hereto (each, a “Purchaser” and, collectively, the “Purchasers”) and with Stellus Capital Investment Corporation, a corporation organized and existing under the laws of the State of Maryland, as administrative agent for the benefit of the Purchasers (acting in such capacity, together with it successors and assigns in such capacity, herein referred to as the “Administrative Agent”) as follows:

1.	DEFINITIONS AND CONSTRUCTION.

(a)          Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule B.

(b)          Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Company’s independent certified public accountants concur and which are disclosed to the Purchasers on the next date on which financial statements are required to be delivered to the Purchasers pursuant to Section 10.1(a); provided that, unless the Company and the Required Holders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

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(c)          Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Note Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Note Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

2.	AUTHORIZATION OF NOTES.

The Company authorizes the issue and sale of up to $18,000,000 aggregate principal amount of its Senior Secured First Lien Notes due March 14, 2017 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Notes in the aggregate amount of $18,000,000 shall be issued and sold on the Closing Date.

3.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing, Notes up to the aggregate principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

4.	CLOSING.

Subject to the conditions specified in Section 5 below, the sale and purchase of up to $18,000,000 principal amount of the Notes (evidenced by a Note in the form of Exhibit 1 hereto at each Purchaser’s discretion) to be purchased by each Purchaser shall occur and, this Agreement shall become effective, at a closing (the “Closing”) to be held at such time and place as may be agreed upon by the Company and the Purchasers (the “Closing Date”). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser at the Closing in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to a bank account of the Company as specified by the Company to each Purchaser.

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5.	CONDITIONS TO CLOSING.

The effectiveness of this Agreement, and each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the conditions set forth in Sections 5.1 et seq. below.

5.1.          Certificates as to Resolutions, etc. Each Purchaser shall have received a certificate of the President, Chief Financial Officer, or Secretary of the Company setting forth (a) resolutions of the Company’s board of directors with respect to the authorization of the Company to execute and deliver the Note Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of the Company (i) who are authorized to sign the Note Documents to which the Company is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (c) specimen signatures of such authorized officers, and (d) the constitutive documents of the Company certified as being true and complete. Each Purchaser may conclusively rely on such certificate until such Purchaser receives notice in writing from the Company to the contrary.

5.2.          Good Standing Certificates, etc. Each Purchaser shall have received certificates of the appropriate governmental agencies with respect to the existence, qualification and good standing of the Company.

5.3.          Agreement. Each Purchaser shall have received from each party hereto counterparts (in such number as may be requested by such Purchaser) of this Agreement and each other Note Document signed on behalf of such party.

5.4.          Additional Capital.

(a)          Seller Note. The Parent shall have issued the Seller Note, and the proceeds thereof shall be applied to the purchase price of the Acquisition.

(b)          Equity Raise. Holdings shall have contributed capital in an amount not less than $21,200,200 to the Company, and such amount shall be applied by the Company towards the purchase price of the Acquisition.

5.5.          Security Instruments. Each Purchaser shall have received from each party thereto duly executed counterparts (in such number as may be requested by such Purchaser) of the Security Instruments described on Exhibit 5.5. In connection with the execution and delivery of the Security Instruments, each Purchaser shall:

(a)          be reasonably satisfied that the Security Instruments create first priority perfected Liens (subject only to Excepted Liens identified in clauses (a) to (c) and (e) of the definition thereof, but subject to the provisos at the end of such definition) on the Collateral (other than Oil and Gas Properties) described in the Security Instruments;

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(b)          be reasonably satisfied that the Security Instruments create first priority perfected Liens (subject only to Excepted Liens identified in clauses (a) to (c) and (e) of the definition thereof, but subject to the provisos at the end of such definition) on 100% of the total value of the Mortgaged Properties;

(c)          have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of the Company, to the extent that the Equity Interests of the Company are evidenced by certificates or, with respect to Equity Interests not evidenced by certificates, certification that no UCC Section 8.103 opt-in is in effect with respect thereto; and

(d)          have received advice from the Administrative Agent that it has received such title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to 80% of the Company’s interest in each of the wells described in Schedule C and 90% of the lease acreage described in Schedule C.

5.6.          Acquisition. The Company shall have consummated the Acquisition and the Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Company certifying: (i) that the Company is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Agreement and acquiring all of the Properties contemplated by the Acquisition Agreement; (ii) as to the final purchase price of the Properties so acquired after giving effect to all adjustments as of the closing date contemplated by the Acquisition Agreement and specifying, by category, the amount of such adjustment and (iii) that attached thereto is a true and complete list of the Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Agreement; (b) a true and complete executed copy of the Acquisition Agreement and each ancillary document thereto; (c) true and complete copies of the assignments, deeds and leases for all of the Properties acquired pursuant to the Acquisition; and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested.

5.7.          Fees, etc. The Purchasers shall have received all fees (including the relevant Transaction Fees) and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

5.8.          Opinions of Counsel. Each Purchaser shall have received the opinions of counsel listed on Exhibit 5.8, which opinions of counsel shall be in form and substance reasonably satisfactory to such Purchaser and shall include, without limitation, opinions as to enforceability of the Note Documents (including all Oil and Gas Property deeds of trust and other Security Instruments).

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5.9.          Insurance. Each Purchaser shall have received a certificate of insurance coverage for the Company (or other evidence of insurance coverage acceptable to such Purchaser) showing that the Company is carrying insurance in accordance with Section 10.8.

5.10.         Default, etc. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing and the Company shall be in compliance with the Reserve Ratio.

5.11.         Consents and Approvals. Each Purchaser shall have received a certificate of a Responsible Officer of the Company certifying that the Company has received all consents and approvals required by Section 8.3 to be obtained on or prior to the Closing Date, if any.

5.12.         Purchase Permitted by Applicable Law, etc. On the Closing Date (a) each Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, and (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (b) no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the purchase or repayment of any Notes or the consummation of the transactions contemplated by this Agreement or any other Note Document. If requested by such Purchaser, such Purchaser shall have received a certificate of a Responsible Officer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

5.13.         Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the other Note Documents shall be true and correct in all material respects on and as of the Closing Date (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

5.14.         Lien Search Certificates. Each Purchaser shall have received appropriate lien search certificates with respect to the Properties of the Company, which lien search certificates shall be in form and substance satisfactory to such Purchaser in its sole and absolute discretion.

5.15.         Approved Budget. The Administrative Agent and each Purchaser shall have received the Approved Budget for the 2014 fiscal year, setting forth the information required by Section 10.1(q) and approved by the Administrative Agent.

5.16.         Transfer of Title to Initial Wells, Acreage and Other Interests. Each Purchaser shall have received evidence reasonably satisfactory to such Purchasers as to the transfer of title to the Company of all of the Oil and Gas Properties listed on Schedule 5.16 hereto.

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5.17.         Swap Agreements. The Administrative Agent shall have received sufficient evidence that Company shall have entered into Swap Agreements on terms and with counterparties satisfactory to the Administrative Agent, hedging in the aggregate notional volumes of at least seventy-five percent (75%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Oil and Properties of the Company for each month for a four-year period for each of crude oil and natural gas, calculated separately from the last day of each such month.

5.18.         Due Diligence. No information or materials are or should have been available to the Company as of the Closing Date that are materially inconsistent with the material previously provided to the Administrative Agent or any Purchaser for its due diligence review. The Administrative Agent and its counsel shall be satisfied with a due diligence review of the Company’s material agreements, including, but not limited to, satisfactory review of (1) third party engineering and geological review of the Properties of the Company; (2) review of the permitting process and surface considerations; (3) review of the proposed drilling and development schedule of the Properties of the Company; (4) business review of the leases associated with the Properties of the Company; (5) review and confirmation of detailed cost estimates for proposed drilling activities on the Properties; (6) review and approval of the 2014 budget (including general and administrative costs and expenses allocated to the Company (in an amount equal to $325,000 for such fiscal year) and capital expenditure budget); (7) review of the Properties’ of the Company wellbores and facilities; (8) review of key operating personnel of any Credit Party (9) review of employment agreements and incentive plans of any Credit Party; (10) third-party legal, title, environmental, and safety reviews (11) all other operating agreements, marketing agreements, transportation agreements, processing agreements and other agreements governing or relating to the Company’s Oil and Gas Properties, (12) any Material Contracts, and (13) all other materials reasonably requested by the Administrative Agent or any Purchaser.

5.19.         Environmental Condition. Each Purchaser shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Company.

5.20.         Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Note Documents and all documents and instruments incident to all such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser’s special counsel may reasonably request.

5.21.         Notice of Termination of Operating Agreement. The Administrative Agent shall have received a Notice of Termination of Operating Agreement, addressed to Holdings, executed by the Company.

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6.          [INTENTIONALLY OMITTED.]

7.          PAYMENT AND PREPAYMENT OF THE NOTES; CLOSING FEES; ORIGINAL ISSUE DISCOUNT; INTEREST; DEFAULT INTEREST, ETC.

7.1.          Maturity. As provided therein, the entire unpaid balance of the Notes shall be due and payable on the Final Maturity Date.

7.2.          Optional Prepayments. After the date that is 12 calendar months after the Closing Date, the Company may, at its option, prepay at any time, all, or from time to time any part of, the Notes, in an amount not less than $500,000 in the case of a partial prepayment, at the percentage (herein referred to as the “Prepayment Percentage”) set forth in the following chart, of the principal amount of such Notes so prepaid in accordance with Section 7.3(f) hereof, together with unpaid interest on the amount so prepaid; provided that an optional prepayment may be made prior to such 12 calendar month anniversary of the Closing Date if the amount prepaid is paid at a Prepayment Percentage of 104% plus the amount of interest that would have accrued (at the Pre-Default Interest Rate as in effect on the prepayment date) on such prepaid amount between the prepayment date and such 12 month anniversary of the Closing Date, together with unpaid interest on the amount so prepaid; provided further that any prepayment of the Notes made pursuant to the foregoing proviso, with respect to the SBIC Holder’s pro rata share of the amount prepaid, shall not exceed 105% of the principal amount of the SBIC Holder’s pro rata share of the Notes being prepaid, and any excess that would otherwise be payable to the SBIC Holder, shall be paid to each non-SBIC Holder according to such non-SBIC Holder’s pro rata share of the Notes outstanding.

Date of Prepayment	Applicable Prepayment Percentage
1. From the date that is more than 12 calendar months following the Closing Date through the date that is 24 calendar months following the Closing Date	103.0%

2. From the date that is more than 24 calendar months following the Closing Date through the date that is 6 calendar months until the Final Maturity Date	101.0%

3. From the date that is 30 months following the Closing Date	100.0%

7.3.          Amortization; Mandatory Prepayments.

(a)          The Company shall, on each Interest Payment Date, without any Prepayment Percentage or other premium or penalty, repay the principal amount outstanding under the Notes in an amount equal to $112,500, in accordance with Section 13.1(e) herein.

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(b)          The Company shall, on the date that is forty-five (45) days (or if such date is not a Business Day, the next succeeding Business Day) following each Interest Payment Date, prepay the Indebtedness by an amount equal to (i)(1) the Sweep Percentage, multiplied by (2) the positive Consolidated Net Cash Flow for the fiscal quarter most recently ended, minus (ii) the amount paid by the Company pursuant to Section 7.3(a) on the most recent Interest Payment Date, in accordance with Section 13.1(e). Together with each repayment under this Section 7.3(b), the Company shall deliver a certificate from a Responsible Officer setting forth in reasonable detail the calculation of Consolidated Net Cash Flow for the applicable period.

(c)          The Company shall, in accordance with the provisions of Section 7.3(f) hereof, prepay the Indebtedness in full upon the occurrence of any of the following: (i) an initial public offering of any shares or other Equity Interests by the Company or any Subsidiary; (ii) a Change of Control; (iii) a sale or other issuance of any Equity Interests by the Company to any person not an equity owner of the Company as of the Closing Date; (iv) a sale, transfer, conveyance, condemnation, casualty event relating to or assignment in any fiscal year of $1,000,000 or more of the assets of the Company and its Subsidiaries (other than sales of Property permitted under Section 11.13 (a), (b), (c) and (e), and casualty events fully covered by insurance to Administrative Agent’s sole satisfaction); (v) the issuance or incurrence by the Company of any Debt (other than Debt permitted hereunder); or (vi) an Event of Default has occurred and is continuing and pursuant to section 13.1 the Notes and other Indebtedness has become due and payable.

(d)          If (i) any Obligor or any Subsidiary shall receive any Net Cash Proceeds in excess of $50,000, either individually or in the aggregate, then no later than 30 days after the receipt by such Obligor or such Subsidiary of such Net Cash Proceeds, the Indebtedness shall immediately be prepaid by an amount equal to 100% of such excess, as set forth in Section 7.3(f), provided that (A) so long as no Default or Event of Default shall have occurred and be continuing and (B) to the extent that the Net Cash Proceeds do not exceed $1,000,000, either individually or in the aggregate, (in which case Section 7.3(c) shall apply), the Company shall have the option to reinvest such excess within one-hundred twenty (120) days of receipt thereof in long term productive assets of the general type used in the business of the Company; provided further that if such Net Cash Proceeds are received in connection with the Acquisition, pursuant to any settlement proceeds on a date following the Closing Date or otherwise, the Company may retain such Net Cash Proceeds in an amount up to $1,000,000, with any Net Cash Proceeds in excess of $1,000,000 to be paid in accordance with this Section 7.3(d) and (ii) the Company shall receive proceeds from any sale or issuance of Equity Interest by the Company, other than a Permitted Equity Raise, then no later than 30 days after the receipt by the Company of such proceeds, the Indebtedness shall immediately be prepaid by an amount equal to 100% of such proceeds, as set forth in Section 7.3(f). The provisions of this Section 7.3(d) do not constitute a consent to the consummation of any transaction not otherwise permitted by the Note Documents.

(e)          If the Company shall ever fail to comply with the Reserve Ratio set forth in Section 11.1(c), the Company shall either (i) within thirty (30) Business Days of the occurrence of such event, add additional Oil and Gas Properties to the most recently delivered Engineering Report in sufficient quantities to cause the Company to be in compliance with Section 11.1(c) or (ii) within fifteen (15) Business Days of the occurrence of such event, in accordance with the provisions of Section 7.3(f) hereof, prepay the Indebtedness in an amount sufficient to reduce Consolidated Total Debt such that the Company is in compliance with Section 11.1(c).

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(f)          Any such mandatory prepayment provided for in the preceding Section 7.3(c), other than as a result of a casualty event, and Section 7.3(d), if such prepayment under Section 7.3(d) results from an Asset Disposition or a non-Permitted Equity Raise, shall include a prepayment premium payable in the same amount as provided for optional prepayments under Section 7.2 and such mandatory prepayments provided for in the preceding Sections 7.3(a), (b), (d) and (e) shall be at 100% of the principal amount so prepaid, in each case together with accrued unpaid interest (if any) with respect to such prepaid principal amount. Once prepaid, amounts repaid under the Notes may not be reborrowed. At the time of any prepayment under this Section 7.3, the Company shall deliver a notice that shall specify the aggregate principal of the Notes to be prepaid, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 7.4), and the interest (if any) to be paid on the prepayment date with respect to such principal being prepaid.

(g)          If any prepayment of the Notes shall be required pursuant to this Section 7.3 prior to March 14, 2015 which would require a pre-payment of principal to each SBIC Holder in excess of 20% of the principal amount of Notes held by such SBIC Holder, the Administrative Agent shall distribute each SBIC Holder’s pro rata share of such pre-payment in excess of 20% of the principal amount of Notes held by such SBIC Holder to each non-SBIC Holder according to such non-SBIC Holder’s pro rata share of the Notes outstanding.

7.4.          Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

7.5.          Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid, together with any premium thereon, shall mature and become due and payable on the date fixed for such prepayment, together with interest (if any) on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest (if any) on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

7.6.          Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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7.7.          Interest.

(a)          The outstanding principal amount of the Notes shall bear interest until maturity at a varying rate per annum equal to the Pre-Default Interest Rate, but in no event to exceed the Highest Lawful Rate. Accrued unpaid interest shall be due and payable in arrears on each Interest Payment Date and at maturity.

(b)          All interest under this Section 7.7 and Section 7.9 shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of 365 days (or 366 days in a leap year).

7.8.          Transaction Fees.

(a)          On the Closing Date, the Company shall pay to each Purchaser an up-front fee equal to two percent (2.0%) of the principal amount of the Notes being purchased by such Purchaser on the Closing Date.

(b)          On the Closing Date and on each anniversary thereafter, the Company will pay to Administrative Agent for its own account, a fee of $40,000 plus all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Holders in connections with administration of the Notes.

7.9.          Default Interest. If an Event of Default has occurred and is continuing, or if any principal of or interest on any Note or any fee or other amount payable by the Company or any Guarantor hereunder or under any other Note Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then the principal amount of the Notes then outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a varying rate per annum equal to the Pre-Default Interest Rate plus two percent (2%) per annum or, in the case of an Event of Default arising as a result of the Company’s failure to comply with Section 10.24, four percent (4%) per annum, but in no event to exceed the Highest Lawful Rate (the “Default Rate”).

7.10.         Determination of Risk Adjusted Present Value.

(a)          Scheduled and Interim Redeterminations. The Risk Adjusted Present Value shall be redetermined semi-annually in accordance with this Section 7.10 (a “Scheduled Redetermination”), and, subject to Section 7.10(c), such redetermined Risk Adjusted Present Value shall become effective and applicable to the Company, the Administrative Agent, and the Holders on May 1st and November 1st of each year, commencing November 1, 2014. In addition, the Company may, by notifying the Administrative Agent thereof, one time during any 12 month period, elect to cause the Risk Adjusted Present Value to be redetermined between Scheduled Redeterminations and the Administrative Agent may, at the direction of the Required Holders, by notifying the Company thereof, one time during any 12 month period, elect to cause the Risk Adjusted Present Value to be redetermined between Scheduled Redeterminations (any such redetermination, an “Interim Redetermination”) in accordance with this Section 7.10.

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(b)          Redetermination Procedure.

(i)          Each Redetermination shall be effectuated as follows. Upon receipt by the Administrative Agent and the Holders of the Reserve Report and the certificate required to be delivered by the Company to the Administrative Agent and the Holders pursuant to Section 10.15 (a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 10.15(b) and (c), and such other reports, data and supplemental information as may, from time to time, be reasonably requested by the Required Holders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Risk Adjusted Present Value (the “Proposed Risk Adjusted Present Value”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with the General Parameters set forth in Section 7.10(d) below.

(ii)         The Administrative Agent shall notify the Company and the Holders of the Proposed Risk Adjusted Present Value (the “Proposed RAPV Notice”):

(A)         in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Company pursuant to Section 10.15 (a) and (c) in a timely and complete manner, then on or before March 10th and September 10th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Company pursuant to Section 10.15 (a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Company and has had a reasonable opportunity to determine the Proposed Risk Adjusted Present Value in accordance with Section 7.10(b)(i); and

(B)         in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)        Any Proposed Risk Adjusted Present Value must be approved or deemed to have been approved by the Required Holders as provided in this Section 7.10(b)(iii). Upon receipt of the Proposed RAPV Notice, each Holder shall have ten (10) days to agree with the Proposed Risk Adjusted Present Value or disagree with the Proposed Risk Adjusted Present Value by proposing an alternate Risk Adjusted Present Value. If at the end of such ten (10) days, any Holder has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Risk Adjusted Present Value. If, at the end of such 15-day period, the Required Holders have approved or deemed to have approved, as aforesaid, then the Proposed Risk Adjusted Present Value shall become the new Risk Adjusted Present Value, effective on the date specified in Section 7.10(c). If, however, at the end of such 10-day period, the Required Holders have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Holders to ascertain the Risk Adjusted Present Value then acceptable to the Required Holders and such amount shall become the new Risk Adjusted Present Value, effective on the date specified in Section 7.10(c).

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(c)          Effectiveness of a Redetermined Risk Adjusted Present Value. After a redetermined Risk Adjusted Present Value is approved or is deemed to have been approved by the Required Holders, as applicable, pursuant to Section 7.10(b)(iii), the Administrative Agent shall notify the Company and the Holders of the amount of the redetermined Risk Adjusted Present Value (the “New RAPV Notice”), and such amount shall become the new Risk Adjusted Present Value, effective and applicable to the Company, the Administrative Agent, and the Holders for all purposes of this Agreement: (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Company pursuant to Section 10.15 (a) and (c) in a timely and complete manner, then on the May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Company pursuant to Section 10.15 (a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice. Except as otherwise provided in Section 10.16(c), such amount shall then become the Risk Adjusted Present Value until the next Redetermination. Notwithstanding the foregoing, no Redetermination shall become effective until the New RAPV Notice related thereto is received by the Company.

(d)          General Parameters. The Administrative Agent’s Redetermination of the Proposed Risk Adjusted Value in accordance with the provisions of Section 7.10(b)(i) shall be calculated in accordance with general parameters (herein referred to as the “General Parameters”) set forth in this Section 7.10(d) subject to change and adjustment at any time by Required Holders in their sole discretion. The risk adjusted present value (herein referred to as the “Risk Adjusted Present Value”) shall be equivalent to the present value of the future net revenue of the Company’s proved Oil and Gas Properties (as adjusted by the Administrative Agent’s consulting petroleum engineers selected by the Administrative Agent in its sole discretion), discounted at a rate of 10% per annum and determined in accordance with standard industry practices using the price deck and cost escalation set forth below, each category of proved reserves being multiplied by the following applicable risk factors: (i) Proved Developed Producing Reserves (which shall reflect runoff to the effective date of the next Scheduled Redetermination), a risk factor of 100%; (ii) Proved Developed Non-Producing Reserves, a risk factor of 85%; and (iii) Proved Undeveloped Reserves, a risk factor of 75%; provided that, in no event shall more than 25% of the Risk Adjusted Present Value be attributable to reserves not constituting Proved Developed Producing Reserves plus hedges (if such hedges are with a counterparty acceptable to the Administrative Agent in its sole discretion) and, if necessary, the Risk Adjusted Present Value shall be adjusted down to achieve such maximum percentage. The price deck shall be 90% of the five year NYMEX crude oil and natural gas futures strip yearly average as of the closing trade on the fifth (5th) trading date prior to the effective date of the Administrative Agent’s Redetermination (for each month of the year or partial year) and held flat at the fifth year forward and adjusted for transportation, quality, and other differentials deemed appropriate by the Approved Petroleum Engineers or the Company’s chief engineers, as applicable, and approved by Required Holders. As applicable, full market value shall be ascribed for the Company's commodity price hedges (if such hedges are with a counterparty acceptable to the Administrative Agent in its sole discretion) of the proved developed producing production profile contained in the most recent Engineering Report, giving effect to runoff. Lease operating costs, development costs, and other applicable costs used by the Approved Petroleum Engineers in their evaluations shall be escalated at a rate of 3% per year for the first four (4) years after the effective date of such evaluation and held flat at the end of the fifth full calendar year forward.

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8.            REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor represents and warrants to the Purchasers that:

8.1.          Organization; Powers. Each of the Obligors and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

8.2.          Authority; Enforceability. The Transactions are within the Obligors’ powers (as the case may be) and have been duly authorized by all necessary action and, if required, membership action (including, without limitation, any action required to be taken by any class of managers of the Obligors or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Note Document to which any Obligor or any Pledgor is a party has been duly executed and delivered by the Obligor and such Pledgor and constitutes a legal, valid and binding obligation of the Obligor and such Pledgor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8.3.          Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including partners, whether interested or disinterested, of any Obligor, any Pledgor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Note Document or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect or, in the reasonable judgment of the Obligor and such Pledgor, can reasonably be expected to be obtained when needed and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Note Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary or their respective Properties, or give rise to a right thereunder to require any payment to be made by any such Obligor or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of any Obligor or any Subsidiary (other than the Liens created by the Note Documents).

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8.4.          Financial Condition; No Material Adverse Effect.

(a)          The Company is newly formed, will be funded at the Closing and has not heretofore published financial statements.

(b)          Since the date of formation of the Company, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of each Obligor and each Subsidiary has been conducted only in the ordinary course consistent with past business practices.

(c)          None of the Obligors or the Subsidiaries has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are required by GAAP to be disclosed in the Financial Statements, except as referred to or reflected or provided for in the Financial Statements, the Indebtedness and any liabilities under the Swap Agreements entered into pursuant to Section 5.17.

8.5.          Litigation. Except as set forth on Schedule 8.5, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Obligor, threatened against or affecting any Credit Party (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Note Document or the Transactions.

8.6.          Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a)          neither any Property of any Obligor or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)          except as set forth on Schedule 8.6, no Property of any Obligor or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of such Obligor or such Subsidiary (as the case may be), no operations by any prior owner or operator of such Property or operation, are subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c)          all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all of Property of any Obligor and each Subsidiary, including, without limitation, present treatment, storage or disposal of oil, a hazardous substance, oil and gas waste or solid waste, have been duly obtained or filed, and each Obligor and each Subsidiary is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

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(d)          all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of any Obligor or any Subsidiary have been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of such Obligor or such Subsidiary (as the case may be), all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)          there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on, under, about, from or to any Property of any Obligor or any Subsidiary except in compliance with Environmental Laws;

(f)          to the extent applicable, all Property of each Obligor and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and such Obligor or such Subsidiary does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)          none of the Obligors or any Subsidiary has any known material contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

8.7.          Compliance with Laws and Agreements; No Defaults.

(a)          Each Credit Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)          None of the Credit Parties is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Credit Party (as the case may be) to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which such Credit Party or any of their respective Properties is bound.

(c)          No Default has occurred and is continuing.

8.8.          Investment Company Act. None of any Obligor or any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

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8.9.          No Subsidiaries. The Company has no Subsidiaries as of the Closing Date.

8.10.         Taxes. Each Credit Party has timely filed or caused to be filed all federal income, state income and other material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Credit Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Obligors (as the case may be), adequate. No Tax Lien has been filed and, to the knowledge of any Obligor, no claim is being asserted with respect to any such Tax or other such governmental charge.

8.11.         ERISA.

(a)          The Obligors, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)          Each Plan (and in the case of a Multiemployer Plan, to the Obligor’s knowledge) is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)          No act, omission or transaction has occurred which could reasonably be expected to result in the imposition on any Obligor, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA, which in either case would reasonably be expected to result in a material liability of the Obligor.

(d)          No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated which could result in a material liability of the Obligor. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by any Obligor, any Subsidiary or any ERISA Affiliate has been or is expected by any Obligor, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred during the six-year period preceding the date hereof.

(e)          Except where noncompliance could reasonably be expected to result in a material liability of the Obligor, full payment when due has been made of all amounts which the Obligors, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and the Obligors, the Subsidiaries and the ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan (determined without regard to any waiver of the funding provisions that may be permitted under ERISA or the Code).

(f)          The actuarial present value of the benefit liabilities under each Plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA does not, as of the end of the Obligors’ most recently ended fiscal year, exceed by more than $100,000 the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

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(g)          None of the Obligors, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such Obligor, such Subsidiary or such ERISA Affiliate in its sole discretion at any time without any material liability.

(h)          None of the Obligors, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)          The execution and delivery of this Agreement and the issuance, sale and holding of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

8.12.         Disclosure; No Material Misstatements. The Obligors have disclosed to each Purchaser all agreements, instruments and corporate or other restrictions to which it or any of the Credit Parties is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to any Purchaser or any of their Affiliates in connection with the negotiation of this Agreement or any other Note Document or delivered hereunder or under any other Note Document (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to any Obligor or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Note Documents or the other documents, certificates and statements furnished to the Purchasers by or on behalf of any Credit Party prior to, or on, the date hereof in connection with the transactions contemplated hereby.

8.13.         Insurance. The Obligors have, and have caused all of the Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Obligor and the Subsidiaries. Each Purchaser has been named as an additional insured in respect of such liability insurance policies and each Purchaser has been named as loss payee with respect to Property loss insurance, if any.

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8.14.         Restrictions on Liens. Neither the Company nor any Subsidiary of the Company is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 11.3(c)), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Purchasers on or in respect of their Properties to secure the Indebtedness and the Note Documents.

8.15.         Subsidiaries, etc. Set forth on Schedule 8.15, is a complete and accurate description of the authorized Equity Interests of each Obligor and each Subsidiary, by class, and, as of the Closing Date, a description of the number of Equity Interests of each such class that are issued and outstanding. Other than as described on Schedule 8.15, there are no subscriptions, options, warrants, or calls granted by any Obligor or any Subsidiary relating to any shares of such Obligor’s or such Subsidiary’s Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. None of the Obligors or the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests. Also set forth on Schedule 8.15, is a complete and accurate list of each Obligor’s direct and indirect Subsidiaries, showing: (a) the jurisdiction of their organization, and (b) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by any Obligor or any Subsidiary. All of the outstanding Equity Interests of each Obligor and each Subsidiary have been validly issued and are fully paid and non-assessable.

8.16.         Location of Business and Offices. The Company’s jurisdiction of organization is the State of Texas; the name of the Company as listed in the public records of its jurisdiction of organization is “Glori Energy Production Inc.”; and the organizational identification number of the Company in its jurisdiction of organization is 0801944667 (or, in each case, as set forth in a notice delivered to each Holder pursuant to Section 22 in accordance with Section 10.1(l)). Each Obligor’s principal place of business and chief executive offices are located at 4315 South Drive, Houston, TX 77053. Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 8.15 (or as set forth in a notice delivered pursuant to Section 22).

8.17.         Properties; Title, etc.

(a)          Each of the Obligors and the Subsidiaries has good and defensible title to all its Properties, including those listed on Schedule 5.16 hereto, in each case, free and clear of all Liens except Liens permitted by Section 11.3.

(b)          All material leases and agreements necessary for the conduct of the business of the Obligors and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

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(c)          The rights and Properties presently owned, leased or licensed by the Obligors and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Obligors and the Subsidiaries to conduct their business in all material respects in the manner proposed to be conducted.

(d)          All of the Properties of the Obligors and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)          Each Obligor and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Obligor and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Obligor and each Subsidiary either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

8.18.         Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, to the knowledge of the Company as to non-operated Property, the Oil and Gas Properties (and Properties unitized therewith) of each Obligor and each Subsidiary have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of each Obligor and each Subsidiary. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (1) no Oil and Gas Property of any Obligor or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time), (2) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of any Obligor is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Obligor and (3) all portions of the horizontal drainhole with respect to any well comply with the applicable lease lines and well spacing requirements for the applicable field. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Obligor that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by any Obligor, in a manner consistent with such Obligor’s past practices (other than those the failure of which to maintain in accordance with this Section 8.18 could not reasonably be expected to have a Material Adverse Effect).

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8.19.         Swap Agreements. Schedule 8.19, as of the date hereof, sets forth, a true and complete list of all Swap Agreements of each Obligor, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. Each of the Obligors and each Subsidiary is a Qualified ECP Guarantor.

8.20.         Use of Proceeds of Notes. The proceeds of the sale of the Notes shall be used solely (a) to fund a portion of the purchase price of the Acquisition; and (b) for the payment of Transaction Fees payable pursuant to Section 7.8 and other fees, costs, and expenses associated with the Transactions. The Obligors and the Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of the Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR 220). Margin stock does not constitute more than 24% of the value of the consolidated assets of any Obligor or any Subsidiary and none of the Obligors or the Subsidiaries have any present intention that margin stock will constitute more than 24% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

8.21.         Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of (i) the Parent and its Subsidiaries, taken as a whole, and (ii) the Obligors and their Consolidated Subsidiaries, taken as a whole, will exceed the aggregate Debt of (x) the Parent and its Subsidiaries, taken as a whole, and (y) the Obligors and their Consolidated Subsidiaries on a consolidated basis, respectively, as such Debt becomes absolute and matures, (b) (i) the Parent and its Subsidiaries, taken as a whole, and (ii) the Obligors and their Consolidated Subsidiaries, taken as a whole, will not have incurred or intended to incur, and will not believe that they will incur, Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash to be received by such Persons and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) (i) the Parent and its Subsidiaries, taken as a whole, and (ii) the Obligors and their Consolidated Subsidiaries, will not have (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of its business; provided that with respect to the Parent, such representations are made only as of the Closing Date.

8.22.         Labor Matters. No labor dispute with the employees of any Credit Party exists or, to the knowledge of any Obligor or any Subsidiary, is imminent, that in each case could reasonably be expected to cause a Material Adverse Effect.

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8.23.         Material Contracts. Schedule 8.23 sets forth all Material Contracts to which any Obligor or any Subsidiary is a party or is bound as of the date hereof. The Obligors have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. None of the Obligors or the Subsidiaries are in breach of or in default under any Material Contract and have not received any written notice of the intention of any other party thereto to terminate any Material Contract.

8.24.         SBA Information. The information set forth in Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company will, upon delivery, be accurate and complete in all material respects. The Company does not presently engage in any activities prohibited by, and will not hereafter engage in, any activities, and the Company will not use directly or indirectly, the proceeds from the Notes, for any purpose for which a Small Business Investment Company is prohibited from using funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations §107.720.

8.25.         Foreign Asset Control Regulations, etc.

(a)          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)          None of the Obligors or the Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Obligors and the Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

8.26.         Gas Imbalances; Prepayments. Except as set forth on Schedule 8.26, on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Obligor or any Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.

8.27.         Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

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9.          REPRESENTATIONS OF THE PURCHASERS.

9.1.          Source of Funds. Each Purchaser (and each transferee) represents that either:

(a)          It is not acquiring or holding the Notes for or on behalf of any “employee benefit plan” (as defined in Section 3(3) of ERISA), any “plan” (as defined in Section 4975 of the Internal Revenue Code) or any entity deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity (each hereafter a “Benefit Plan”); or

(b)          the purchase and holding of the Notes would be exempt under the applicable provisions of one of the following Prohibited Transaction Class Exemptions (“PTCE”): PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or PTCE 96-23; or

(c)          to the extent such purchase is made on behalf of a Benefit Plan, such purchase and holding of the Notes will not otherwise give rise to a transaction described Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code for which a statutory or administrative exemption is unavailable.

9.2.          Purchase for Investment. Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act). Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

10.         AFFIRMATIVE COVENANTS.

Until the principal of and accrued interest with respect to each of the Notes and all fees payable hereunder and all other amounts payable under the Note Documents shall have been paid in full, this Agreement is terminated and no further Notes are issuable hereunder, each Obligor covenants and agrees with the Holders that:

10.1.          Financial Statements; Ratings Change; Other Information. The Obligors will furnish (or cause to be furnished) the Administrative Agent:

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(a)          Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of each of (i) the Company, the Company’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, (ii) the Parent, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year and (iii) following the date of the Merger, the Post-Merger Parent, the Post-Merger Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by Grant Thornton LLP or other independent public accountants reasonably acceptable to the Company and Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries, the Parent and its Consolidated Subsidiaries, and the Post-Merger Parent and its Consolidated Subsidiaries, respectively, on a consolidated basis in accordance with GAAP consistently applied.

(b)          Interim Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than (i) 30 days after the end of each calendar month, beginning with the calendar month ending April 30, 2014, the Company’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year, (ii) 30 days after the end of each calendar month, the Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year and (iii) 45 days after the end of each fiscal quarter, following the date of the Merger, the Post-Merger Parent’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Company’s Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries, the Parent and its Consolidated Subsidiaries, and the Post-Merger Parent and its Consolidated Subsidiaries, respectively, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)          Certificate of Responsible Officer — Compliance. Concurrently with any delivery of financial statements under Section 10.1(a) or Section 10.1(b), a certificate of a Responsible Officer of the Company in substantially the form of Exhibit 5.6 hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 11.1, and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the most recently delivered audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)          Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 10.1(a) or Section 10.1(b), a true and complete list of all Swap Agreements of each entity covered by such financial statements, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 8.19, and the counterparty to each such agreement.

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(e)          Certificate of Insurer — Insurance Coverage. From time to time upon request by the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 10.8, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(f)          Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Obligor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Obligor or any such Subsidiary, and a copy of any response by any such Obligor or any such Subsidiary, or the governing body of any such Obligor or any such Subsidiary, to such letter or report.

(g)          SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Obligor or any Subsidiary with the SEC, or with any national securities exchange, or distributed by any Obligor to its equity holders generally, as the case may be.

(h)          Notices Under Material Instruments. Promptly after the furnishing thereof by any Obligor, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Holders pursuant to any other provision of this Section 10.1.

(i)          Notice of Sales of Properties. In the event that any Obligor or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any of its Properties (other than sales of production in the ordinary course of business) during any fiscal year having a fair market value, individually or in the aggregate, in excess of $100,000, or any Equity Interests in any Subsidiary in accordance with Section 11.13, prior written notice of such disposition, the price thereof, the planned use of the proceeds of such sale, and the anticipated date of closing and any other details thereof requested by the Administrative Agent.

(j)          Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(k)          Information Regarding Obligors and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in any Obligor’s, corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Obligor’s chief executive office or principal place of business, (iii) in any Obligor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Obligor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Obligor’s federal taxpayer identification number.

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(l)          Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of any Obligor or any Subsidiary.

(m)          Ratings Change. To the extent that any Obligor or any Subsidiary has any rated Index Debt or any other rated Material Indebtedness, promptly after Moody’s, S&P or any other relevant rating agency shall have announced a change in the rating established or deemed to have been established for such Index Debt or such other Material Indebtedness, written notice of such rating change.

(n)          Hydrocarbon Buyers. Promptly following the written request of the Administrative Agent pursuant to Section 11.13, a list of all Persons purchasing Hydrocarbons from any Obligor or any Subsidiary.

(o)          Production Report, Lease Operating Statements and Other Reports. Within 30 days after the end of each month, a report setting forth, for each calendar month during the then current fiscal year to date, (i) the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from each Obligor’s and each Subsidiary’s Oil and Gas Properties, (ii) the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and (iii) information with respect to the current costs, status, results and implementation and such other information reasonably requested by the Administrative Agent or any Holder of the Company’s pilot AERO program or subsequent full field AERO program.

(p)          Notices Relating to Acquisition. If, after the Closing Date, any Obligor and any Subsidiary acquires any Oil and Gas Properties at a cost of greater than $100,000, the Company shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

(q)          Cash Flow Budget; Capital Expenditures and G&A Report. By no later than 30 days before the end of each calendar year, the Company shall deliver (or cause to be delivered) to the Administrative Agent a cash flow budget, in form and substance acceptable to the Administrative Agent which shall contain at a minimum, but not limited to, projected production from each property, production taxes, lease operating expenses, general and administrative expenses (with detailed line item supporting schedule), interest expense (including the interests component under Capital Leases, tax distributions, capital expenditures (including, but not limited to, capital expenditures with respect to the AERO program and with detailed line item supporting schedule by property), and other items affecting cash flow, together with a projection of capital expenditures and of general and administrative expenses for the following calendar year, which projection shall (i) reflect monthly capital and general and administrative expenditures and otherwise be in a form satisfactory to the Administrative Agent, and (ii) be subject to the approval of the Administrative Agent (as approved for each calendar year the “Approved Budget”).

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(r)          Swap Agreements. As soon as practicable and in any event within five (5) days of the occurrence thereof, written notice of any Obligor’s entry into a Swap Agreement or the termination or modification of any Swap Agreement by any party thereto; provided that this clause shall not permit any Obligor to enter into or terminate or modify a Swap Agreement not otherwise permitted by this Agreement;

(s)          Other Requested Information. Promptly following any reasonable request therefor by the Administrative Agent, such other information regarding the operations, business affairs and financial condition of any Obligor or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Note Document.

10.2.          Notice of Material Events. The Obligors will furnish (or cause to be furnished) to the Administrative Agent prompt written notice of the following:

(a)          the occurrence of any Default;

(b)          the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $100,000;

(c)          the occurrence of any event that requires notice pursuant to Section 10.13(b);

(d)          any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)          any default or breach by Holdings, the Parent or, following the date of the Merger, the Post-Merger Parent of any Material Indebtedness of the Parent or the Post-Merger Parent, respectively.

Each notice delivered under this Section 10.2 shall be accompanied by a statement of a Responsible Officer of the Obligors setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

10.3.        Existence; Conduct of Business. The Obligors will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, consents, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Properties are located or the ownership of its Properties requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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10.4.          Material Contracts. The Obligors will, and will cause each Subsidiary to, (i) observe and perform all of the material terms, covenants, conditions and provisions of the Material Contracts to be observed and performed by it, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any Material Contract, to the extent the foregoing could reasonably be expected to result in a Material Adverse Effect, (iii) not cancel, or surrender any Material Contract except in the ordinary course of its business or except as any Material Contract expires in accordance with its terms, except to the extent the such cancellation or surrender could not reasonably be expected to result in a Material Adverse Effect, and (iv) give the Administrative Agent prompt written notice of any material breach of any obligation, or any default, by any such Obligor or any such Subsidiary, or the knowledge of any such Obligor or such Subsidiary of any other party, under any Material Contract, and deliver to the Administrative Agent a copy of each notice of default.

10.5.          Payment of Obligations. Each Obligor will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of each Obligor and each Subsidiary before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Obligor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of such Obligor or any Subsidiary.

10.6.          Performance of Obligations under Note Documents. The Company will pay the Notes according to the reading, tenor and effect thereof, and the Obligors will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Note Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

10.7.          Operation and Maintenance of Properties. The Obligors, at their own expense, will, and will cause each Subsidiary to:

(a)          operate its Oil and Gas Properties and other material Properties or, in the case of non-operated properties, use its reasonable best efforts to, cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)          keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

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(c)          promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)          promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e)          to the extent none of the Obligors or the Subsidiaries is the operator of any Property, the Obligors shall use reasonable efforts to cause the operator to comply with this Section 10.7.

10.8.        Insurance. The Obligors will, and will cause each Subsidiary to comply with the following:

(a)           The Obligors shall, and shall cause all of the Subsidiaries to have, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Obligor and the Subsidiaries. The Obligors shall deliver (or cause to be delivered) copies of all such policies to the Administrative Agent with an endorsement naming each Holder as a loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever.

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(b)          The Obligors shall give to the Administrative Agent prompt notice of any loss of any Obligor or any Subsidiary exceeding $100,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, such Obligor or such Subsidiary shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $100,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $100,000, the Administrative Agent shall have the right to adjust any losses payable under any such insurance policies, without any liability to the Obligors and the Subsidiaries whatsoever in respect of such adjustments except for the liability of each Holder for such Holder’s gross negligence or willful misconduct. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Administrative Agent to be applied at the option of the Required Holders either to the prepayment of the Indebtedness or to be disbursed to such Obligor or such Subsidiary under staged payment terms reasonably satisfactory to the Required Holders for application to the cost of repairs, replacements, or restorations; provided, however, that, with respect to any such monies in an aggregate amount during any 12 consecutive month period not in excess of $250,000, so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Obligors shall have given the Administrative Agent prior written notice of the Obligors’ or the Subsidiaries’ intention to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation, (iii) the monies are held in a cash collateral account in which the Administrative Agent has a perfected first-priority security interest, and (iv) the Obligors or the Subsidiaries complete such repairs, replacements, or restoration within 180 days after the initial receipt of such monies, the Obligors and the Subsidiaries shall have the option to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation unless and to the extent that such applicable period shall have expired without such repairs, replacements, or restoration being made, in which case, any amounts remaining in the cash collateral account shall be paid to the Holders and applied as set forth above.

10.9.          Books and Records; Inspection Rights; Monthly Management Updates; Board Observation Rights; Meeting of Holders. Each Obligor will, and will cause each Subsidiary to, keep proper books of record and account in accordance with GAAP. Each Obligor will, and will cause each Subsidiary to, permit a representative of the Administrative Agent, acting as representative of the Holders, upon reasonable prior notice (which in the case of an examination of the general and administrative expenditures shall be no more than two calendar days’ notice), to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and the Company shall consent to any discussion by said representative, with its independent accountants, all at such reasonable times and as often as reasonably requested. In addition, the Company shall cause its managers to call the Administrative Agent to report on the Company’s operations and financial condition at least once each calendar month during the period from the date hereof until the Indebtedness is paid in full, and, the Company shall cause such managers to attend a meeting requested by the Administrative Agent to report on the Company’s operations and financial condition at least once each calendar year during the period from the date hereof until the Indebtedness is paid in full. In addition, a representative of the Administrative Agent shall act as the Required Holders’ non-voting observer and may attend board meetings of the Parent, the Company and any of its Subsidiaries. At the request of the Administrative Agent, Parent and the Company will, respectively, and will cause each Subsidiary to, (a) give timely advance notice to the Administrative Agent of all such meetings and all proposals to such body for action without a meeting, (b) allow a representative of the Administrative Agent to attend all such meetings; and (c) provide the Administrative Agent with copies of all written materials distributed to such managers (or similar body) in connection with such meetings or proposals for action without a meeting, including all minutes of previous actions and proceedings.

10.10.         Compliance with Laws. Each Obligor will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property (including ERISA, USA Patriot Act, and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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10.11.      Environmental Matters.

(a)          The Obligors shall at their sole expense, and in the case of non-operated properties, use its reasonable bests efforts to: (i) comply, and shall cause the Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about, from or to any of the Obligors’ or the Subsidiaries’ Properties or any other Property to the extent caused by the Obligor’s or any of the Subsidiaries’ operations except in compliance with applicable Environmental Laws; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Obligor’s or the Subsidiaries’ Properties; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Obligors’ or the Subsidiaries’ Properties; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Obligors’ and the Subsidiaries’ obligations under this Section 10.11(a) are timely and fully satisfied, except, in the case of each of items (i) through (v), to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          The Obligors will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Obligors or the Subsidiaries or their respective Properties of which any Obligor has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Obligors reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $100,000.

(c)          The Obligors will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with standards reasonably requested by the Administrative Agent, (i) no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Holders by any Governmental Authority), and (ii) in connection with any future acquisitions of Oil and Gas Properties or other Properties.

(d)          Within 60 days following the Closing Date, the Obligors shall, in consultation with the Administrative Agent, prepare an environmental review plan in form and scope reasonably satisfactory to the Administrative Agent (the “Environmental Review”) and (ii) the Obligors will fully implement the Environmental Review and take such actions, if any, required thereby (as determined by the Administrative Agent in its reasonable discretion), by no later than December 31, 2014.

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10.12.      Guarantors. Upon notice to the Administrative Agent as required by Section 11.15, the Obligors shall promptly cause each Subsidiary to guarantee the Indebtedness pursuant to the provisions of Section 14 hereof. In connection with any such guaranty, the Obligors shall, or shall cause such Subsidiary to, (i) execute and deliver a supplement to this Agreement executed by such Obligor or such Subsidiary, and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

10.13.      ERISA Compliance. The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or a principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Obligor, such Subsidiary or such ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

10.14.      Senior Status. The Obligors shall ensure that the obligations of the Obligors and the Subsidiaries under the Notes shall at all times constitute obligations that are senior to all of the other Debt of the Obligors and the Subsidiaries other than Liens permitted by Section 11.3.

10.15.      Reserve Reports.

(a)          Beginning with July 1, 2014, on or before April 1st and October 1st of each year, commencing October 1, 2014, the Company shall furnish to the Administrative Agent and the Holders a Reserve Report, which shall be prepared in accordance with standard industry practices, evaluating the Oil and Gas Properties of the Company and its Subsidiaries as of the immediately preceding January 1st (as to the Reserve Report to be delivered on or before April 1st) and July 1st (as to the Reserve Report to be delivered on or before October 1st). The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report as of July 1, other than the July 1, 2014 Reserve Report, of each year shall be prepared by or under the supervision of the chief engineer of the Company or one or more Approved Petroleum Engineers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report as of January 1.

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(b)          Beginning with July 1, 2014, upon the request of the Administrative Agent, in the event of an Interim Redetermination, the Company shall furnish to the Administrative Agent and the Holders a Reserve Report prepared by or under the supervision of the chief engineer of the Company who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by one or more Approved Petroleum Engineers. For any Interim Redetermination requested by the Administrative Agent or the Company pursuant to Section 7.10(a), the Company shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)          With the delivery of each Reserve Report, the Company shall provide to the Administrative Agent and the Holders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct; (ii) the Company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 11.3; (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 11.24 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent; and (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Company could reasonably be expected to have been obligated to list on Schedule 8.19 had such agreement been in effect on the date hereof.

10.16.     Title Information.

(a)          On or before the delivery to the Administrative Agent and the Holders of each Reserve Report required by Section 10.15(a), the Company will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on status of title to 80%, based on value, of the Company’s interest in each of the wells described in such Reserve Report and 90% of the lease acreage described in such Reserve Report.

(b)          If the Company has provided title information for additional Properties under Section 10.16(a) (herein referred to as the “Additional Properties”), the Company shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such Additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 11.3 raised by such information, or (ii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on status of title to 80% of the Company’s interest in each of the wells described in the most recent Reserve Report and 90% of the lease acreage in the most recent Reserve Report.

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(c)          If the Company is unable to cure any title defect requested by the Administrative Agent or the Holders to be cured within the 60-day period or the Company does not comply with the requirements to provide acceptable title information covering status of title to 80% of the Company’s interest in each of the wells described in the most recent Reserve Report and 90% of the lease acreage described in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Holders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Required Holders. To the extent that the Administrative Agent or the Required Holders are not satisfied with title to any Additional Properties after the 60-day period has elapsed, such unacceptable Additional Properties shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Company and the Holders that the then outstanding Risk Adjusted Present Value shall be reduced by an amount as determined by the Required Holders to cause the Company to be in compliance with the requirement to provide acceptable title information on status of title to 80% of the Company’s interest in each of the wells described in the most recent Reserve Report and 90% of the lease acreage described in the most recent Reserve Report. This new Risk Adjusted Present Value shall become effective immediately after receipt of such notice.

10.17.      Further Assurances. Each Obligor, at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Obligor or any Subsidiary, as the case may be, in the Note Documents, including the Notes, or to correct any omissions in this Agreement or the Note Documents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

10.18.      Additional Collateral. If any Obligor acquires or obtains any new real or personal property or tangible or intangible assets that is not covered by the Lien of the Security Instruments, then such Obligor shall promptly take such steps as are necessary to ensure that such new real or personal property or tangible or intangible assets is subject to the Liens of the Security Instruments.

10.19.      Swap Agreements. The Obligors will maintain in full force and effect the Swap Agreements entered into on the Closing Date pursuant to Section 5.17. Beginning on the Closing Date and continuing thereafter as of the end of each succeeding calendar month, the Obligors will make commercially reasonable efforts to maintain in full force and effect Swap Agreements, hedging in the aggregate notional volumes of at least seventy-five percent (75%) of the reasonably anticipated projected production from Proved Developed Producing Reserves of the Oil and Properties of the Company for each month for a four-year period for each of crude oil and natural gas, calculated separately from the last day of each such month.

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10.20.         Swap Intercreditor Agreement. On or prior to the date that is 60 days subsequent to the Closing Date, the Company, the Administrative Agent and a counterparty to a Swap Agreement acceptable to the Administrative Agent shall have executed a Swap Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent acting reasonably and in good faith.

10.21.         VCOC Rights. If any Holder notifies the Company in writing that such Holder desires to be granted those rights set forth in Exhibit 10.21 attached hereto by the Parent and the Company because such rights are necessary or advisable under applicable legal authorities to qualify such Holder’s investment in the Notes or in Equity Interests in the Parent as a “venture capital investment” (as defined in the regulations issued by the United States Department of Labor set forth in 29 C.F.R. 2510.3-101(d)(3)(i) or any successor regulation thereto), then, upon providing such a notice and without the consent of any other party hereto, the Parent, the Company and such Holder shall execute a letter agreement substantially in the form set forth in Exhibit 10.21 attached hereto.

10.22.         Notice of Termination and Attorney-in-fact. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (acting at the written direction of the Required Holders and subject to receipt of indemnity and/or security from such Required Holders acceptable to the Administrative Agent in all respects) shall have the right to send the Notice of Termination of Operating Agreement to Holdings to terminate the Operating Agreement. The Company hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (such appointment being coupled with an interest) for sending the notice referred to above.

10.23.         Deposit Account Control Agreement. The Administrative Agent shall receive, within twenty (20) Business Days after the Closing Date, a duly executed copy of the Deposit Account Control Agreement for the Company in form and substance satisfactory to the Administrative Agent.

10.24.         Post-Closing Obligations. The Company shall, within 45 days following the Closing Date, either (i) enter into a settlement agreement or other arrangement with New Mountain Finance Corp. and any of its Affiliates (collectively “New Mountain”), on terms satisfactory to the Administrative Agent, to settle any and all New Mountain Claims or (ii) consummate the Merger; provided that, if (A) pursuant to the terms of the settlement arrangement in clause (i), the Company agrees to pay New Mountain an amount in excess of $250,000 and (B) the Company fails to consummate the Merger, then the Company shall use the proceeds of the issuance and sale of additional Equity Interests to pay such excess no later than sixty (60) days following the date that such settlement is agreed or such later date that is agreed to by the Administrative Agent at its sole discretion; provided further that if the Company fails to reach a settlement agreement or arrangement with New Mountain no later than one hundred twenty (120) days following the Closing Date or such later date that is agreed to by the Administrative Agent at its sole discretion, then such failure shall constitute an Event of Default for purposes of this Section 10.24.

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11.         NEGATIVE COVENANTS.

Until the principal of and interest on each Note and all fees payable hereunder and all other amounts payable under the Note Documents have been paid in full, this Agreement is terminated, each Obligor covenants and agrees with the Holders that:

11.1.      Financial Covenants.

(a)          Ratio of Consolidated Total Debt to Consolidated EBITDA. Commencing with, and as of the last day of, the fiscal quarter of the Company ending on June 30, 2014 , the Company will not permit its ratio of (i) Consolidated Total Debt as of the last day of any fiscal quarter to (ii) Consolidated EBITDA (for, and as of the last day of, the twelve (12) month period ending on the last day of the fiscal quarter ending immediately preceding the date of determination) to be greater than the ratio set forth below opposite such fiscal quarter:

Each Fiscal Quarter Ending on the Following Dates	Consolidated Total Debt to Consolidated EBITDA Ratio
June 30, 2014	3.75 to 1.00
September 30, 2014	3.75 to 1.00
December 31, 2014	3.75 to 1.00
March 31, 2015	3.50 to 1.00
June 30, 2015	3.50 to 1.00
September 30, 2015	3.25 to 1.00
December 31, 2015	3.25 to 1.00
March 31, 2016 and each Fiscal Quarter ending thereafter	3.00 to 1.00

provided that for the purposes of this Section 11.1(a), for the last day of each fiscal quarter of the Company commencing with the first fiscal quarter of operations for the Company and ending with the third fiscal quarter of operations for the Company, Consolidated EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for such fiscal quarter multiplied by 4, 2, and 4/3, respectively. For the purposes of this Section 11.1(a), for the first four fiscal quarters ending after the Closing Date, Transaction Fees, to the extent such Transaction Fees were deducted from Consolidated Net Income for such fiscal quarter, shall be added to the calculation of Consolidated EBITDA for such fiscal quarter.

(b)          Consolidated Working Capital Ratio. The Company will not, at any time, permit its Consolidated Working Capital Ratio as of the last day of the fiscal quarter immediately preceding the date of determination to be less than 1.0 to 1.0.

(c)          Reserve Ratio. The Company will not, at any time, permit its Reserve Ratio as of the last day of the fiscal quarter immediately preceding the date of determination to be less than 1.10 to 1.00.

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11.2.      Debt. The Obligors will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)          the Notes or other Indebtedness arising under the Note Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Note Documents;

(b)          Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Properties of the Obligors and the Subsidiaries and approved by the Required Holders;

(c)          intercompany Debt between any Obligor and any Subsidiary or between Obligors or between Subsidiaries to the extent permitted by this Section 11.2; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than any Obligor or one of the Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either any Obligor or a Guarantor shall be subordinated to the Indebtedness;

(d)          endorsements of negotiable instruments for collection in the ordinary course of business;

(e)          Debt in the form of obligations for the deferred purchase price of property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established, provided that the aggregate principal amount of Debt permitted by this clause (e) together with the aggregate principal amount of Debt permitted by clause (f) of this Section 11.2 shall not exceed $200,000 at any time outstanding;

(f)           Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this clause (f) together with the aggregate principal amount of Debt permitted by clause (e) of this Section 11.2 shall not exceed $200,000 at any time outstanding;

(g)          Debt incurred or deposits made (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, or (ii) in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Obligor is a party, (iii) to secure public or statutory obligations of such Obligor, and (iv) of cash or U.S. government securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which such Obligor a party in connection with the operation of the Oil and Gas Properties, in each case in the ordinary course of business;

(h)          Debt under Swap Agreements listed in Schedule 8.19 and Swap Agreements entered into by the Company after the date hereof in accordance with this Agreement.

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11.3.      Liens. The Obligors will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)          Liens securing the payment of any Indebtedness;

(b)          Excepted Liens; and

(c)          Purchase Money Liens securing Debt permitted by Section 11.2(e);

(d)          any Lien existing on any Property prior to the acquisition thereof by any Obligor or existing on any Property of any Person that becomes an Obligor after the date hereof prior to the time such Person becomes an Obligor; provided that (i) such Lien secures Debt permitted by clause (f) of Section 11.2, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming an Obligor, as the case may be, (iii) such Lien shall not apply to any other Property of any Obligor, and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes an Obligor, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)          Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by any Obligor; provided that (i) such Liens, secure Debt permitted by clause (f) of Section 11.2, (ii) such Liens and the Debt secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other Property of the Obligors; and

(f)          Liens securing Swap Agreements permitted by Section 11.2(h).

11.4.      Restricted Payments, etc. None of the Obligors will, nor will the Obligors permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its Equity Interest holders or make any distribution of its Property to its Equity Interest holders, except (a) the Obligors may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock) (b) Subsidiaries of the Company may declare and pay dividends ratably with respect to their Equity Interests and (c) Permitted Operator Payments.

11.5.      Investments, Loans and Advances. The Obligors will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)          Investments reflected in the Financial Statements or which are disclosed to the Holders in Schedule 11.5;

(b)          accounts receivable arising in the ordinary course of business;

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(c)          direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)          commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)          deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Holder or any Affiliate of any Holder, or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, and which has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)          deposits in money market funds investing exclusively in Investments described in Section 11.5(c) or Section 11.5(d);

(g)          Investments (i) made by any Obligor in or to another Obligor or to the Guarantors that are Wholly-Owned Subsidiaries or (ii) made by any Subsidiary in or to any Obligor or any Guarantor that is a Wholly-Owned Subsidiary;

(h)          subject to the limits in Section 11.6, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business and located in and around Wood County, Texas;

(i)           Investments consisting of Swap Agreements; and

(j)           Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 11.5 owing to any Obligor or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of any Obligor or any Subsidiary; provided that the aggregate amount of all investments held at any one time under this Section 11.5(h) shall not exceed $100,000.

11.6.      Nature of Business. The Obligors will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Obligors and the Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

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11.7.      Prepayments. The Obligors will not, and will not permit any Subsidiary to:

(a)          optionally prepay, redeem, defease, purchase, or otherwise acquire any Debt of any Obligor or any Subsidiary, other than the Indebtedness in accordance with this Agreement; or

(b)          make any payment on account of Debt that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions.

11.8.      Limitation on Leases. The Obligors will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Obligors and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $100,000 in any period of twelve consecutive calendar months during the life of such leases.

11.9.      Proceeds of Notes. The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 8.20. None of the Obligors nor any Person acting on behalf of the Obligors has taken or will take any action which might cause any of the Note Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Obligors will furnish to each Holder a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

11.10.    ERISA Compliance. Except where noncompliance could reasonably be expected to result in liability of the Obligors and the Subsidiaries in an aggregate amount exceeding (i) $50,000 in any year or (ii) $100,000 for all periods preceding the Final Maturity Date, the Obligors will not, and will not permit any Subsidiary to, at any time:

(a)          engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which an Obligor, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)          terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of any Obligor, a Subsidiary or any ERISA Affiliate to the PBGC;

(c)          fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Obligor, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

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(d)          permit to exist, or allow any ERISA Affiliate to permit to exist, any failure to satisfy the funding requirements of section 302 of ERISA or section 412 of the Code (determined without regard to any waiver permitted under the Code) with respect to any Plan;

(e)          permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by an Obligor, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA;

(f)           contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(g)          acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to an Obligor or a Subsidiary or with respect to any ERISA Affiliate of an Obligor or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h)          incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and

(i)          contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

11.11.    Sale or Discount of Receivables. Except for receivables obtained by any Obligor or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Obligors will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

11.12.    Mergers, etc. The Obligors will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired), or liquidate, dissolve or convert to another form of legal entity, except that any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and that the Company may merge with any Wholly-Owned Subsidiary so long as the Company is the survivor.

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11.13.    Sale of Properties. The Obligors will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale or production of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts approved by the Required Holders; (c) the sale or transfer of equipment that is no longer necessary for the business of such Obligor or such Subsidiary or is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided with respect to this clause (d) that (A) 100% of the consideration received in respect of such sale or other disposition shall be cash and shall be applied to prepay the Notes to the extent required by the terms of Section 7.3 hereof, (B) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the Company and, if requested by the Required Holders, the Company shall deliver a certificate of a Responsible Officer of the Company certifying to that effect), (C) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary, and (D) the fair market value of any Oil and Gas Property or Subsidiary sold or disposed of pursuant to this clause (d) shall not exceed $250,000 in any individual sale or $1,000,000 in the aggregate for all such sales; and (e) the sale or other disposition of Property not regulated by clauses (a) through (d) in this Section 11.13 having a fair market value of not more than $50,000 during any fiscal year.

11.14.    Environmental Matters. The Obligors will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

11.15.    Subsidiaries. The Obligors will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Obligors give written notice to the Administrative Agent of such creation or acquisition and complies with Section 10.12. The Obligors shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 11.13. None of the Obligors nor the Subsidiaries shall have any Subsidiaries organized under the laws of any jurisdiction outside of the United States of America.

11.16.    Terrorism Sanctions Regulations. The Obligors will not, and will not permit any Subsidiary to, become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or engage in any dealings or transactions with any such Person.

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11.17.    Negative Pledge Agreements; Dividend Restrictions. The Obligors will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 11.3(c)) and clause (g) of the definition of Excepted Liens) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Purchasers or restricts any Subsidiary from paying dividends or making distributions to any Obligor or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

11.18.    Swap Agreements. The Obligors will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements in respect of commodities (i) subject to a Swap Intercreditor Agreement (unless otherwise approved in writing by the Administrative Agent acting at the written direction of the Required Holders) and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed 100% of the reasonably anticipated projected production from Proved Developed Producing Reserves for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas liquids and natural gas, calculated separately. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Obligors or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures, other than (i) as may be required by applicable law or (ii) a requirement that such Swap Agreement be subject to a Swap Intercreditor Agreement.

11.19.    Sale and Leaseback. The Obligors will not, and will not permit any Subsidiary, to enter into any arrangement with any Person where any Obligor or any Subsidiary is the lessee of real or personal property which has been or is to be sold or transferred by such Obligor or such Subsidiary to such Person (or to any other Person to whom funds have been or are to be advanced by such Person) on the security of such property or rental obligations of such Obligor or such Subsidiary.

11.20.    Transactions with Affiliates. Except for Permitted Operator Payments or as disclosed on Schedule 11.20, the Obligors will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than Wholly-Owned Subsidiaries) unless such transactions are otherwise are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and approved by the Required Holders in writing.

11.21.    Amendment, etc. of Material Contracts. The Obligors will not, and will not permit any Subsidiary to cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, or take any other action in connection with any Material Contract that in each case described in this Section 11.21 would reasonably be expected to have a Material Adverse Effect.

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11.22.    Amendment of Organizational Documents; Management Changes. The Obligors will not, and will not permit any Subsidiary, to amend any of its Organizational Documents other than any such amendment (a) made solely in connection with a transaction that is otherwise permitted under this Agreement or (b) that would not reasonably be expected to have a Material Adverse Effect or could reasonably be expected to release, qualify, limit, make contingent or otherwise adversely affect the rights and benefits of the Administrative Agent or any Holder. In the event that any member of the Company’s Board of Managers appointed by the Pledgors resigns or is removed, their replacement must be approved in advance by the Administrative Agent.

11.23.    G&A Expenses. General and administrative expenses of the Obligors shall equal $81,250 in the aggregate for any calendar quarter during the period commencing on the Closing Date and ending on March 31, 2015, which amount may increase 3% per annum each year thereafter, unless any greater amount is approved by the Required Holders.

11.24.    Gas Imbalances, Take-or-Pay or Other Prepayments. The Obligors will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Obligor or any Subsidiary that would require such Obligor or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one half bcf of gas (on an mcf equivalent basis) in the aggregate.

11.25.    Marketing Activities. Each Obligor will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of such Obligor and its Subsidiaries that such Obligor or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

11.26.    Approved Budget.

(a)          No Obligor shall, nor will it allow any Subsidiary to, deviate from the Approved Budget then in effect or make capital expenditures in any manner not provided for in the Approved Budget then in effect, unless consented to in writing by the Administrative Agent.

(b)          If Company desires to make any change to the Approved Budget or is required to update the Approved Budget pursuant to the terms hereof, it shall submit a revised Approved Budget, along with a written narrative describing such changes to the Administrative Agent for its review, but in any case Company shall submit an Approved Budget no less than once yearly. Any revised plan submitted to the Administrative Agent shall not be considered the current Approved Budget until such time as the Administrative Agent shall have consented to such revised plan and no Obligor shall be permitted to spend funds in furtherance of such draft Approved Budget. The Administrative Agent shall have no obligation to consent to any Approved Budget.

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12.         EVENTS OF DEFAULT.

One or more of the following events shall constitute an “Event of Default”:

(a)          the Company shall fail to pay any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)          the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in Section 12(a)) payable under any Note Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c)          any representation or warranty made or deemed made by or on behalf of any Obligor, any Subsidiary or any Pledgor in or in connection with any Note Document or any amendment or modification of any Note Document or waiver under such Note Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and which shall continue unresolved to such Holder’s satisfaction for a period of 30 days after notice thereof from any Holder to the Company.

(d)          any Obligor or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 10.1(h), Section 10.1(i), Section 10.1(j), Section 10.1(m), Section 10.1(p), Section 10.2, Section 10.3, Section 10.13, Section 10.23, Section 10.24 or in Section 11.

(e)          any Obligor or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 12(a), Section 12(b) or Section 12(d)) or any other Note Document, and such failure shall continue unremedied for a period of 10 days after the earlier to occur of (i) notice thereof from any Holder to the Obligors or (ii) a Responsible Officer of such Obligor or such Subsidiary (A) with reasonable inquiry, should have become aware of such failure or (B) otherwise becomes aware of such failure.

(f)          any Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether prior to its scheduled maturity or otherwise) and such failure shall continue beyond any applicable grace period.

(g)          any event or condition occurs that results in any Material Indebtedness of any Obligor becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Obligor to make an offer in respect thereof.

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(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)           any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 12(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of any of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)          any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)          (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000, with respect to any Obligor, or $5,000,000, with respect to the Parent, or following the date of the Merger, the Post-Merger Parent, or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against any Obligor or, as applicable, the Parent or Post-Merger Parent, or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.

(l)           the Note Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Obligor that is party thereto or shall be repudiated by any of them, or any Obligor or any Subsidiary or any of their Affiliates shall so state in writing.

(m)         an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Obligors and the Subsidiaries in an aggregate amount exceeding (i) $50,000 in any year or (ii) $100,000 for all periods.

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(n)          any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Obligor or any Subsidiary having a fair market value in excess of $500,000.

(o)          a Change of Control shall occur.

13.         REMEDIES ON DEFAULT, ETC.

13.1.      Acceleration.

(a)          If an Event of Default with respect to any Obligor or any Subsidiary described in Section 12(h) or Section 12(i) has occurred, all the Notes and other Indebtedness then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time, at its or their option, by notice or notices to the Company, declare all the Notes and other Indebtedness then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Sections 12(a) or 12(b) has occurred and is continuing, the Required Holders of Notes at the time outstanding affected by such Events of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(d)          Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, plus all fees, expense reimbursement obligations and other Indebtedness and other obligations of each Obligor and each Guarantor accrued hereunder and under the Notes and the other Note Documents, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

(e)          All proceeds received by the Administrative Agent after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)          first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)         second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Holders;

(iii)        third, pro rata to payment of accrued interest on the Notes;

(iv)        fourth, pro rata to payment of principal outstanding on the Notes;

(v)         fifth, pro rata to any other Indebtedness; and

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(vi)        sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Company or as otherwise required by any Governmental Requirement.

13.2.      Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

13.3.      Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Required Holders by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

13.4.      No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of the Administrative Agent or any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon the Administrative Agent or any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay to the Administrative Agent and the Holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

14.         GUARANTIES; SUBORDINATION OF OBLIGOR CLAIMS.

14.1.      Guaranties. By joining herein:

(a)          Each of the Guarantors jointly and severally, unconditionally and irrevocably, guarantees to the Holders and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Obligors when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantied Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

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(b)          Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 14.2).

(c)          Each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 14 or affecting the rights and remedies of any Holder under this Section 14.

(d)          Each Guarantor agrees that if the maturity of the Guarantied Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Section 14 shall remain in full force and effect until all the Guarantied Obligations shall have been satisfied by payment in full in cash.

(e)          No payment made by any Obligor, any of the Guarantors, any other guarantor or any other Person or received or collected by any Holder from any Obligor, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantied Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guarantied Obligations or any payment received or collected from such Guarantor in respect of the Guarantied Obligations), remain liable for the Guarantied Obligations up to the maximum liability of such Guarantor hereunder until the Guarantied Obligations are paid in full in cash.

14.2.      Right of Contribution. Each Guarantor, by joining herein, agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based on the number of Guarantors) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 14.3. The provisions of this Section 14.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Holders, and each Guarantor shall remain liable to the Holders for the full amount guaranteed by such Guarantor hereunder.

14.3.      No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Holder, no Guarantor shall be entitled to be subrogated to any of the rights of any Holder against any Obligor or any other Guarantor or any collateral security or guarantee or right of offset held by any Holder for the payment of the Guarantied Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from any Obligor or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Holders on account of the Guarantied Obligations are irrevocably and indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantied Obligations shall not have been irrevocably and indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Holders, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Holders, if required), to be applied against the Guarantied Obligations, whether matured or unmatured, in accordance with Section 7.4 of this Agreement.

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14.4.      Amendments, etc. with respect to the Guarantied Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Guarantied Obligations made by any Holder may be rescinded by such Holder or otherwise and any of the Guarantied Obligations continued; (b) the Guarantied Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Holder; (c) any Note Document may be amended, modified, supplemented or terminated, in whole or in part, as the Holders may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Holder for the payment of the Guarantied Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Guarantied Obligations may from time to time be obligated on the Guarantied Obligations or any additional security or collateral for the payment and performance of the Guarantied Obligations may from time to time secure the Guarantied Obligations; and (f) any other event shall occur which constitutes a defense or release of sureties generally. No Holder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantied Obligations or for the guarantee contained in this Section 14 or any Property subject thereto.

14.5.      Waivers. Each Guarantor, by joining herein, waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantied Obligations and notice of or proof of reliance by any Holder upon the guarantee contained in this Section 14 or acceptance of the guarantee contained in this Section 14; the Guarantied Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 14 and no notice of creation of the Guarantied Obligations or any extension of credit already or hereafter contracted by or extended to any Obligor need be given to any Guarantor; and all dealings between any of the Obligors and any of the Guarantors, on the one hand, and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 14. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Obligors or any of the Guarantors with respect to the Guarantied Obligations.

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14.6.      Guaranty Absolute and Unconditional.

(a)          Each Guarantor, by joining herein, understands and agrees that the guarantee contained in this Section 14 is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following:

(i)          the invalidity or unenforceability of any Note Document, any of the Guarantied Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Holder;

(ii)         any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Obligor or any other Person against any Holder;

(iii)        the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Obligor or any other Guarantor or any other Person at any time liable for the payment of all or part of the Guarantied Obligations, including any discharge of, or bar or stay against collecting, any Guarantied Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv)        any sale, lease or transfer of any or all of the assets of any Obligor or any other Guarantor, or any changes in the Equity Interest holders of any Obligor or the Guarantor;

(v)         any change in the entity existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor or any other Guarantor;

(vi)        the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guarantied Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guarantied Obligations;

(vii)       the absence of any attempt to collect the Guarantied Obligations or any part of them from any Obligor or any Guarantor;

(viii)      (A) any Holder’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by any Obligor, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Holder’s claim (or claims) for repayment of the Guarantied Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Holders or any of them for any reason; or (G) failure by any Holder to file or enforce a claim against any Obligor or its estate in any bankruptcy or insolvency case or proceeding; or

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(ix)         any other circumstance or act whatsoever, including any action or omission of the type described in Section 14.4 (with or without notice to or knowledge of any Obligor or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Obligors for the Guarantied Obligations, or of such Guarantor under the guarantee contained in this Section 14, in bankruptcy or in any other instance (other than payment or performance).

(b)          When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Holder may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Obligor, any other Guarantor or any other Person or against any collateral security or guarantee for the Guarantied Obligations or any right of offset with respect thereto, and any failure by any Holder to make any such demand, to pursue such other rights or remedies or to collect any payments from any Obligor, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Obligor, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Holder against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.7.      Reinstatement. The guarantee of the Guarantors joining hereunder shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantied Obligations is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligor or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Obligor or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

14.8.      Payments. Each Guarantor, by joining herein, guarantees that payments under this Section 14 will be paid to the Holders, without set-off, deduction or counterclaim in dollars, in immediately available funds, at the offices specified in Section 16.1 of this Agreement.

14.9.      Representations and Warranties. In the case of each Guarantor, the representations and warranties set forth in Section 8 of this Agreement as they relate to such Guarantor or to the Note Documents to which such Guarantor is a party are true and correct in all respects; provided that each reference in each such representation and warranty to the Obligors’ or the Company’s knowledge shall, for the purposes of this Section 14.9, be deemed to be a reference to such Guarantor’s knowledge.

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14.10.    Affirmative and Negative Covenants. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its subsidiaries.

14.11.    Subordination of Obligor Claims.

(a)          Subordination of all Obligor Claims. After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any other Obligor in respect thereof any amount upon the Obligor Claims.

(b)          Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Holders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Holders for application against the Guarantied Obligations as provided under Section 7 of this Agreement. Should any Holder receive, for application upon the Guarantied Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Guarantied Obligations, the intended recipient shall become subrogated to the rights of the Holders to the extent that such payments to the Holders on the Obligor Claims have contributed toward the liquidation of the Guarantied Obligations, and such subrogation shall be with respect to that proportion of the Guarantied Obligations which would have been unpaid if the Holders had not received dividends or payments upon the Obligor Claims.

(c)          Payments held in Trust. In the event that notwithstanding Section 14.11(a) and Section 14.11(b), any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (i) to hold in trust for the Holders an amount equal to the amount of all funds, payments, claims or distributions so received, and (ii) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Holders; and each Obligor covenants promptly to pay the same to the Holders.

(d)          Liens Subordinate. Each Obligor agrees that, until the Guarantied Obligations are paid in full in cash, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Indebtedness, regardless of whether such encumbrances in favor of such Obligor or any Holder presently exist or are hereafter created or attach. Without the prior written consent of the Required Holders, no Obligor, during the period in which any of the Guarantied Obligations are outstanding, shall (i) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

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(e)          Notation of Records. Upon the request of the Required Holders, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

15.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.      Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, and principal amounts (and stated interest) of the Notes owing to each Holder pursuant to the terms hereof from time to time, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes. For the avoidance of doubt, the foregoing provisions are intended to comply with the registration requirements in Treasury Regulations Section 5f.103-1(c) so that the Notes are considered to be issued in “registered form” within the meaning of such Treasury Regulations. The entries in the register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Holders shall treat each Person whose name is recorded in the register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement.

15.2.      Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly recorded or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, or any integral multiple of $50,000 in excess thereof; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000.

15.3.      Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

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(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16.         PAYMENTS ON NOTES.

16.1.      Place of Payment. Notwithstanding anything to the contrary contained herein or in any other Note Document, payments of principal, interest, fees and all other amounts due and payable under the provisions of the Notes and the other Note Documents are required to be paid to a bank account of each Holder maintained by such Holder in the city of New York, New York.

17.         EXPENSES, TAXES, ETC.

17.1.      Expenses; Indemnity; Damage Waiver.

(a)          The Company shall pay (i) all reasonable out-of-pocket expenses incurred by each Holder and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for such Holder, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Holders as to the rights and duties of the Holders with respect thereto) of this Agreement and the other Note Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable costs, expenses and Other Taxes incurred by any Holder in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by any Holder, including the reasonable fees, charges and disbursements of any counsel for such Holder, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Note Document, including its rights under this Section 17.1, or in connection with the issuance of the Notes, including, without limitation, all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the amounts outstanding under the Notes.

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(b)          THE COMPANY SHALL INDEMNIFY EACH HOLDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES, TAXES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER NOTE DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER NOTE DOCUMENT, (ii) THE FAILURE OF THE COMPANY OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY NOTE DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE OBLIGORS OR ANY GUARANTOR SET FORTH IN ANY OF THE NOTE DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY NOTE OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE NOTE DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE OBLIGORS AND THE SUBSIDIARIES BY THE OBLIGORS AND THE SUBSIDIARIES, (vii) ANY ASSERTION THAT THE HOLDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO ANY OBLIGOR OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY ANY OBLIGOR OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY OBLIGOR OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY ANY OBLIGOR OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY OBLIGOR OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY OBLIGOR OR ANY SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY OBLIGOR OR ANY SUBSIDIARY, (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE NOTE DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

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(c)          To the extent permitted by applicable law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the Transactions, or the use of the proceeds thereof.

All amounts due under this Section 17.1 shall be payable not later than ten (10) days after written demand therefor.

17.2.      Taxes.

(a)          Payments Free of Taxes. All sums payable by or on account of any Obligor hereunder and under the other Note Documents shall (except to the extent otherwise required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. For purposes of this Section 17.2, the term “law” includes FATCA.

(b)          Gross Up of Taxes. If any Obligor, the Administrative Agent or any other Person is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Note Documents: (i) the Obligor shall promptly notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Obligor becomes aware of it; (ii) the Obligor or the Administrative Agent shall timely pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Obligor in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding (including any deduction or withholding imposed with respect to any increases in the sum payable under this Section 17.2(b)(iii)), the Administrative Agent or such Holder, as the case may be, and each of their Tax Related Persons receives on the due date of such payment a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, the Obligor shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority; provided, no such additional amount shall be required to be paid to any Holder under clause (a) above for (A) any U.S. federal withholding Tax in effect and applicable, as of the date the Holder or the Administrative Agent becomes a party to any Note Document, except to the extent that, pursuant to this Section 7.12, amounts with respect to such Taxes were payable to such Holder’s assignor (including each of their Tax Related Persons) immediately before such Holder becomes a party hereto, (B) any U.S. federal withholding Tax imposed under FATCA or (C) any Tax that is directly attributable (other than as a result of a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof) to a Holder’s failure to comply with Section 17.2(e) (such taxes, “Excluded Taxes”).

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(c)          Payment of Other Taxes and Evidence of Tax Payments. In addition, the Obligors shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Obligors shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(d)          Tax Indemnification. The Obligors shall indemnify the Administrative Agent and each Holder, within ten (10) days after written demand therefor, for the full amount of any Taxes paid or incurred by the Administrative Agent or such Holder or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Note Document or any payment or transaction contemplated hereby or thereby, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 17.2; provided, however that the Obligors shall not be required to indemnify the Administrative Agent and Holders (i) in duplication of Taxes indemnified by Sections 17.2(b) or (c), (ii) for any Tax on the Overall Net Income of such Holder or the Administrative Agent or (iii) for any Excluded Taxes. Any indemnification under this Section 17.2(d) shall be made on an after-Tax basis, such that after all required deductions and payments of all Taxes (including any Tax on the Overall Net Income), the Administrative Agent or any Holder or any of their Tax Related Persons receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Taxes or expenses and costs. A certificate as to the amount of such payment or liability delivered to the Company by a Holder (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Holder, shall be conclusive absent manifest error.

(e)          Status of Holders. Each Holder that is a U.S. Person shall deliver to the Company and the Administrative Agent, on or prior to the Closing Date (in the case of each Holder listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment pursuant to which it becomes a Holder (in the case of each other Holder), and at such other times upon a reasonable request as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion), two executed original copies of the IRS Form W-9. Each Foreign Holder shall deliver to the Company and the Administrative Agent, on or prior to the Closing Date (in the case of each Holder listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment pursuant to which it becomes a Holder (in the case of each other Holder), and at such other times upon a reasonable request as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion), whichever of the following is applicable:

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(i)          in the case of a Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, two executed original copies of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Note Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         two executed original copies of IRS Form W-8ECI;

(iii)        in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed original copies of IRS Form W-8BEN (or successor form); or

(iv)        to the extent a Foreign Holder is not the beneficial owner, two executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner.

Any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) (upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

Each Holder required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 17.2(e) hereby agrees, from time to time after the initial delivery by such Holder of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate, that such Holder shall promptly upon a reasonable request to deliver to the Company and the Administrative Agent two new original copies of IRS Form W-8BEN, W-8IMY or W-8ECI (or successor form), and as applicable, a U.S. Tax Compliance Certificate properly completed and duly executed by such Holder, and such other documentation required under the Code and reasonably requested by the Company or the Administrative Agent to confirm or establish that such Holder is not subject to deduction or withholding of U.S. federal income Tax with respect to payments to such Holder under the Note Documents or is subject to deduction or withholding at a reduced rate, or notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence.

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Nothing in this Section 17.2(e) shall be construed to require a Holder or the Administrative Agent to provide any forms or documentation that it is not legally entitled to provide.

(f)          FATCA. If a payment made to a Holder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

17.3.      Survival. The obligations of the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, the resignation or replacement of the Administrative Agent and the termination of this Agreement.

18.         SURVIVAL; REVIVAL; REINSTATEMENT; ENTIRE AGREEMENT.

(a)          All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the purchase of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Purchaser may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, or the termination of this Agreement, any other Note Document or any provision hereof or thereof.

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(b)          To the extent that any payments on the Indebtedness are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Holder’s Liens, security interests, rights, powers and remedies under this Agreement and each Note Document shall continue in full force and effect. In such event, each Note Document shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by any Holder to effect such reinstatement.

(c)          THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19.         AMENDMENT AND WAIVER.

19.1.      Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 2, 3, 4, 5, 7 or 23 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 12(a), 12(b), 13.1, 19, or 21.

19.2.      Solicitation of Holders of Notes.

(a)          Solicitation. The Company will provide to the Administrative Agent on behalf of each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Administrative Agent will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

(b)          Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

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19.3.      Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 19 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Company, on the one hand, and the Holder of any Note, on the other, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

20.         REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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21.         CONFIDENTIAL INFORMATION.

The Administrative Agent and each of the Holders agree that, without the prior consent of the Company, it will use its best efforts not to disclose any information with respect to the Obligor which is furnished pursuant to this Agreement, any other Note Document or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Administrative Agent and the Holders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Holder and the Administrative Agent may disclose any such information (a) to its employees, Affiliates, auditors and counsel, advisors or to another Holder, (b) as has become generally available to the public other than by a breach of this Section 21, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Holder or the Administrative Agent or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency, the NAIC, the SVO or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Holder or such Administrative Agent, (e) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 25.1; provided that such prospective transferee shall have been made aware of this Section 21 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Note Documents, (h) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Company and the Notes is solely for purposes of evaluating an investment in such Securitization, (i) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, (j) to a nationally recognized rating agency that requires access to information regarding the Obligors, the Notes and the Note Documents in connection with ratings issued with respect to a Securitization, (k) to any bank, financial institution or other financing source of a Purchaser, (l) to S&P, Moody’s, Fitch and/or any other ratings agency, as such Purchaser reasonably deems necessary or appropriate in connection with such Purchaser’ obtaining financing; (m) to a Purchaser’s or Administrative Agent’s investors or potential investors as such Purchaser or the Administrative Agent reasonably deems necessary or appropriate; or (n) to a Purchaser’s or the Administrative Agent’s creditors or potential creditors as such Purchaser or the Administrative Agent reasonably deems necessary or appropriate. For purposes of this Section, “Securitization” means a public or private offering by a Holder or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Notes or the Note Documents.

22.         NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)         if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

(iii)        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Victor Perez, Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing. Notices under this Section 22 will be deemed given only when actually received.

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23.         SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. If such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 23), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original Holder of the Notes under this Agreement.

24.         ADMINISTRATIVE AGENT.

24.1.      Appointment; Powers. Each of the Purchasers hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the Security Instruments and the other Note Documents, together with such actions and powers as are reasonably incidental thereto.

24.2.      Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Note Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and (c) except as expressly set forth in the Note Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any Subsidiary that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Holder, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Note Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Note Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Company and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Company or any other Person (other than itself) to perform any of its obligations hereunder or under any other Note Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

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24.3.      Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Holders and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Note Documents unless it shall (a) receive written instructions from the Required Holders or the Holders, as applicable, specifying the action to be taken and (b) be indemnified to its satisfaction by the Holders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Holders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Holders in the written instructions (with indemnities) described in this Section 24.3; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Holders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Note Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or the Holders, and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Note Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

24.4.      Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Company and each Purchaser hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

24.5.      Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Section 24 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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24.6.      Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 24.6, the Administrative Agent may resign at any time by notifying the Holders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default or Event of Default then exists and is continuing, the Company shall have the right to approve such successor Administrative Agent, which approval shall not be unreasonably withheld or delayed. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Holders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The Administrative Agent shall not be paid any fees for its services as Administrative Agent. After the Administrative Agent’s resignation hereunder, the provisions of this Section 24 and Section 17 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

24.7.      Administrative Agent as a Holder. Each Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Holder as any other Holder and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

24.8.      No Reliance. Each Holder acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Note Document to which it is a party. Each Holder also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Holder and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor or any Subsidiary of this Agreement, the Note Documents or any other document referred to or provided for herein or to inspect the Properties or books of the any Obligor or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Holders by the Administrative Agent under the Note Documents, the Administrative Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

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25.         MISCELLANEOUS.

25.1.      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not. Without limitation of the foregoing, any Holder may, without the consent of any Obligor, assign or transfer its Notes (or any interest therein, including participations) to any other Person, except, under no circumstances may any Holder assign or transfer its Notes to any Credit Party, any holder of Equity Interests of any Credit Party or any holder of Debt (other than Indebtedness incurred hereunder) of any Credit Party, provided that such limitation shall not apply to any Affiliate of Stellus Capital Management, LLC. Notwithstanding the foregoing, none of the Obligors may assign or transfer any of its rights or obligations under this Agreement or the other Note Documents without the prior written consent of the Administrative Agent. Nothing herein shall prohibit any Holder from pledging or assigning any of its rights under the Note Documents (including, without limitation, any right to payment of principal and interest under any Note) to any Person or to require notice thereof from any Holder. The Obligor agrees that each participant shall be entitled to the benefits of Section 17.2 (subject to the requirements and limitations therein, including the requirements under Section 17.2(e) (it being understood that the documentation required under Section 17.2(e) shall be delivered to the participating Holder)) to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to this Section 25.1; provided that such participant agrees that it shall not be entitled to receive any greater payment under Section 25.1, with respect to any participation, than its participating Holder would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Obligor, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Note Documents (the “Participant Register”); provided, that no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Note or its other obligations under any Note Document) to any Person extent to the extent that such disclosure is necessary to establish that such Note or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

25.2.      Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 7.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

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25.3.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4.      Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

25.6.      USA Patriot Act Notice. Each Purchaser hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Purchaser to identify the Company in accordance with the USA Patriot Act.

25.7.      Interest Rate Limitation. It is the intention of the parties hereto that each Holder shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Holder under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to such Holder notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Note Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Holder that is contracted for, taken, reserved, charged or received by such Holder under any of the Note Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Holder on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Holder to the Company); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Holder on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Holder to the Company). All sums paid or agreed to be paid to any Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Holder, be amortized, prorated, allocated and spread throughout the stated term of the loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Holder on any date shall be computed at the Highest Lawful Rate applicable to such Holder pursuant to this Section 25.7 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder would be less than the amount of interest payable to such Holder computed at the Highest Lawful Rate applicable to such Holder, then the amount of interest payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Holder until the total amount of interest payable to such Holder shall equal the total amount of interest which would have been payable to such Holder if the total amount of interest had been computed without giving effect to this Section 25.7.

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25.8.      Security of Swap Agreements. The Company agrees that the Security Instruments shall secure payment under the Swap Agreements, as provided for in each Swap Intercreditor Agreement.

25.9.      GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

(a)          THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY HOLDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH HOLDER IS LOCATED.

(b)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE NOTE DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

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(c)          THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE COMPANY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE REQUIRED HOLDERS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 22 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 22, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)          EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25.9.

[Signature Pages Follow]

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As to each Purchaser, if such Purchaser is in agreement with the foregoing, such Purchaser will sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between such Purchaser and the Company.

Very truly yours,

Glori Energy Production Inc.

By	/s/ Victor Perez
Name: Victor Perez
Title: Chief Financial Officer

The foregoing is hereby

agreed to as of the

date thereof:

ADMINISTRATIVE AGENT:	Stellus Capital Investment Corporation

	By	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

PURCHASERS:	Stellus Credit VCOC Fund I, LLC

	By	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Stellus Credit Master Fund I, LLC

By	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Stellus Capital Investment Corporation

By	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Signature Page to Note Purchase Agreement

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Commitment for Principal Amount of Notes to be Purchased

Stellus Capital Investment Corporation	$3,000,000.00

Stellus Credit VCOC Fund I, LLC	$3,968,595.03

Stellus Credit Master Fund I, LLC	$11,031,404.97

(1)	All payments by wire transfer of immediately
available funds to the Administrative Agent at:

State Street Bank and Trust
ABA 011000028
Credit: Stellus Capital Investment Corporation
Account #10257988
FFC: SCXK
Ref: Glori
Attn: Bill Reilly

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written
confirmations of such wire transfers:

c/o Stellus Capital Management, LLC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
Attention: Debbie Blank
Fax: 713-292-5454
Email address: dblank@stelluscapital.com

(3)	All other communications:

c/o Stellus Capital Management, LLC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
Attention: Gavin Roseman
Fax: 713-292-5471
Email address: groseman@stelluscapital.com
With a copy to: Vinson & Elkins, LLP 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Attention: Brian Moss Email address: bmoss@velaw.com

Schedule A to Note Purchase Agreement

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition” means the acquisition by the Company of the “Properties” as such term is defined in the Acquisition Agreement.

“Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of February 3, 2014, by and between Petro-Hunt, L.L.C., a Texas limited liability company, as Seller, and Glori Holdings Inc., a Delaware corporation, as Purchaser, evidencing the purchase and sale of certain Oil and Gas Properties, and other related Properties, by Glori Holdings Inc., and any ancillary documents executed therewith, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of February 26, 2104, and that certain Second Amendment to Purchase and Sale Agreement, dated as of March 14, 2014, substituting the Company as the Purchaser.

“Administrative Agent” is defined in the initial paragraph of the Agreement.

“Advance Request” means any advance request substantially in the form of Exhibit B-1 hereto, duly completed and properly executed by a Responsible Officer and dated as of the relevant Closing Date.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Note Purchase Agreement executed by and among the Company and each Purchaser, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Approved Budget” is defined in Section 10.1(q).

“Approved Petroleum Engineers” means (a) William M. Cobb & Associates, Inc. and (b) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Asset Disposition” one or more sales, assignments, farm-outs, conveyances, or transfers of Property other than pursuant to Sections 11.13 (a), (b), (c) and (e) hereof.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” is defined in Section 9(a).

Schedule B to Note Purchase Agreement – Page 1

SCHEDULE B

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Holder or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Receipts” means all Cash or Cash Equivalents received by or on behalf of any Obligor with respect to the following: (a) sales of Hydrocarbons from Oil and Gas Properties, (b) Cash representing operating revenue earned or to be earned, (c) any proceeds from Swap Agreements, (d) royalty payments, and (e) any other Cash or Cash Equivalents received by or on behalf of the Company or its Subsidiaries; provided that (i) Notes or the proceeds of Notes, (ii) Cash or Cash Equivalents belonging to or received for the credit of third parties, such as royalty, working interest or other interest owners, that are received for transfer or payment to such third parties, (iii) Cash or Cash Equivalents received from other working interest owners of the Oil and Gas Properties operated by the Company or its Subsidiaries that represent reimbursements or advance payments of joint interest billings to such other working interest owners and (iv) Net Cash Proceeds in each case not in the ordinary course of business shall not constitute “Cash Receipts”.

Schedule B to Note Purchase Agreement – Page 2

SCHEDULE B

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Obligor or any Subsidiary having a fair market value in excess of $50,000.

“CERCLA” has the meaning assigned such term in the definition of “Environmental Laws”.

“Change of Control” means:

(a)          with respect to the Company, (i) prior to the date of the Merger, the Parent ceases to own, directly or indirectly, 100% of the Equity Interests in the Company and (ii) following the date of the Merger, the Post-Merger Parent ceases to own, directly or indirectly, 100% of the Equity Interests in the Company, or

(b)          (i) with respect to the Parent prior to the date of the Merger (A) any Person or group of Persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), other than the holders of the Equity Interests of the Parent on the Closing Date and the Post-Merger Parent, shall acquire, directly or indirectly, more than 30% of the outstanding Equity Interests of the Parent, (B) a majority of the seats on the board of directors (or other applicable governing body) of the Parent shall be occupied by Persons who were not nominated by the Parent, by a majority of the board of directors (or other applicable governing body) of the Parent or by Persons so nominated or (C) Stewart Page, Victor Perez, or Tom Holland shall cease to serve as officers of the Parent, unless such Person is replaced by an officer approved by the Administrative Agent within 90 days of such Person’s resignation or removal; and (ii) with respect to the Post-Merger Parent following the date of the Merger (A) any Person or group of Persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), other than the holders of the Equity Interests of the Post-Merger Parent on the date of the Merger, shall acquire, directly or indirectly, more than 30% of the outstanding Equity Interests of the Post-Merger Parent, (B) a majority of the seats on the board of directors (or other applicable governing body) of the Post-Merger Parent shall be occupied by Persons who were not nominated by the Post-Merger Parent, by a majority of the board of directors (or other applicable governing body) of the Post-Merger Parent or by Persons so nominated or (C) Stewart Page or Victor Perez shall cease to serve as officers of the Post-Merger Parent, unless such Person is replaced by an officer approved by the Administrative Agent within 90 days of such Person’s resignation or removal.

“Closing Date” is defined in Section 4.

“Closing” is defined in Section 4(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein) or any successor statute.

Schedule B to Note Purchase Agreement – Page 3

SCHEDULE B

“Collateral” means all Property (including all Oil and Gas Properties) of any Obligor or any other Person that serves as collateral or security for the Indebtedness pursuant to the Security Instruments or otherwise and shall include, without limitation, all machinery and equipment, including all machines, tooling, hardware, designs, software, or other licensing agreements, all intellectual property, all accounts, inventory, contracts, permits, Equity Interests in the Company, any other Obligor or any other Person and all other types of Property that may be subjected to a Lien as provided in such Security Instrument.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Company” is defined in the initial paragraph of the Agreement.

“Consolidated EBITDA” means, for any applicable period of computation, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Consolidated Subsidiaries for such period, (iii) depreciation, depletion and amortization expense for such period, (iv) all non-cash compensation charges related to FASB Accounting Standards Codification 718 for such period, and (v) other non recurring expenses of the Company and its Consolidated Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (acceptable to the Administrative Agent in its sole discretion) minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Consolidated Subsidiaries for such period and (ii) all non-recurring items increasing Consolidated Net Income for such period (acceptable to the Administrative Agent in its sole discretion).

“Consolidated Interest Expense” means, for any applicable period of computation, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases) for such period of the Company and its Consolidated Subsidiaries on a consolidated basis.

“Consolidated Net Cash Flow” means the difference, without duplication, of:

(a)          all Cash Receipts of the Obligors during any fiscal quarter, less

(b)          actual consolidated Cash payments by the Obligors during such fiscal quarter for the following, without duplication:

(i)          LOE;

(ii)         existing royalties and net profits interests and other burdens on the Oil and Gas Properties of the Obligors payable to any non-Affiliate of a the Company, if any (to the extent and only to the extent production receipts relating to the same are included in gross Cash Receipts in clause (a) above);

Schedule B to Note Purchase Agreement – Page 4

SCHEDULE B

(iii)        the ad valorem, severance and production taxes in respect of the Oil and Gas Properties of the Obligors;

(iv)        interest paid in Cash on the Notes and payments under Swap Agreements to the extent such Swap Agreements are permitted hereby;

(v)         general and administrative costs, in an aggregate amount not to exceed the amount of general and administrative costs permitted by Section 11.23; and

(vi)        from the Closing Date until March 31, 2015, Capital Expenditures in respect of the Company’s pilot AERO program, not to exceed $1,400,000 in such 12 month period.

provided that amounts representing payment by an Obligor attributable to the joint interest billings described in clause (e)(iii) of the definition of “Cash Receipts” shall not be deducted pursuant to clause (b) hereof.

“Consolidated Net Income” means, for any applicable period of computation, the net income (excluding extraordinary losses and gains) of the Company and its Consolidated Subsidiaries calculated in accordance with GAAP on a consolidated basis for such period.

“Consolidated Subsidiaries” means each Subsidiary of the Obligors (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Obligors in accordance with GAAP.

“Consolidated Total Debt” means, at any date of determination, all Debt of the Company and its Consolidated Subsidiaries on a consolidated basis (including the Notes), excluding (a) non-cash obligations under FASB Accounting Standards Codification 815 and (b) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Consolidated Working Capital Ratio” means, as of any date of determination, the quotient of the consolidated current assets of the Company and its Consolidated Subsidiaries, at such time, to the consolidated current liabilities of the Company and its Consolidated Subsidiaries at such time less the current portion of long-term debt, all as determined in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

Schedule B to Note Purchase Agreement – Page 5

SCHEDULE B

“Credit Parties” means the Parent, Holdings, the Company, the Subsidiaries of the Company and, following the date of the Merger, the Post-Merger Parent, each individually a “Credit Party”.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person except those incurred in the ordinary course of business and which are not more than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) Swap Agreements and obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above (other than accounts payable and all accrued expenses, liabilities or other obligations incurred in the ordinary course of business and which are not more than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” is defined in Section 7.9.

“Deposit Account Control Agreement” means a Deposit Account Control Agreement, by and between the Company, as Debtor, the Administrative Agent and a JP Morgan Chase Bank, N.A.

Schedule B to Note Purchase Agreement – Page 6

SCHEDULE B

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Final Maturity Date and (b) the date on which there are no obligations outstanding hereunder.

“dollars” or “$” refers to the lawful currency of the United States of America.

“Engineering Report” is defined in Section 7.10(b)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Obligor or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Obligor or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Obligor or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Environmental Review” is defined in Section 10.11(d).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in the specified Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

Schedule B to Note Purchase Agreement – Page 7

SCHEDULE B

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with an Obligor or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan subject to Title IV of ERISA (other than an event for which the 30-day notice period is waived); (b) the failure of a Plan to meet the minimum funding standards under section 412 of the Code or section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in section 430 of the Code or section 303 of ERISA); (c) the filing pursuant to section 412 of the Code or section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure of a Plan to satisfy the requirements of section 401(a)(29) of the Code, section 436 of the Code or section 206(g) of ERISA; (e) the incurrence by an Obligor, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan (including any liability in connection with the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA); (f) the receipt by an Obligor, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or the occurrence of any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by an Obligor, a Subsidiary or any ERISA Affiliate of any liability under section 4062(e) of ERISA or with respect to the withdrawal or partial withdrawal from any Plan (including as a “substantial employer,” as defined in section 4001(a)(2) of ERISA) or Multiemployer Plan (including the incurrence by an Obligor, a Subsidiary or any ERISA Affiliate of any withdrawal liability); (h) the occurrence of an act or omission which could give rise to the imposition on an Obligor, a Subsidiary or any ERISA Affiliate of fines, penalties, taxes or related charges or liabilities under Chapter 43 of the Code or under section 409, section 502, or section 4071 of ERISA in respect of any employee benefit plan (within the meaning of section 3(3) of ERISA); or (i) the receipt by an Obligor, a Subsidiary or any ERISA Affiliate of any notice concerning the imposition of a withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” is defined in Section 12.

Schedule B to Note Purchase Agreement – Page 8

SCHEDULE B

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Obligor or any Subsidiary to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Obligor or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced.

“Excluded Taxes” is defined in Section 17.2(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

Schedule B to Note Purchase Agreement – Page 9

SCHEDULE B

“Final Maturity Date” means the earlier of (a) March 14, 2017, or (b) the date on which the aggregate outstanding principal balance of the Notes becomes due and payable in accordance with the provisions hereof.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Company.

“Financial Statements” means the financial statement or statements of each of the Company and its Consolidated Subsidiaries referred to in Section 10.1.

“Foreign Holder” means any Holder that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1(b).

“General Parameters” is defined in Section 7.10(d).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any Obligor, any Subsidiary, any of their Properties, or any Purchaser.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantied Obligations” means the collective reference to the payment and performance of all Indebtedness and all obligations of the Obligors and the Subsidiaries under the Note Documents, including, without limitation, the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Obligors and the Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Holders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Holders that are required to be paid by the Obligors pursuant to the terms of any Note Documents).

Schedule B to Note Purchase Agreement – Page 10

SCHEDULE B

“Guarantors” means each Subsidiary that guarantees the Indebtedness pursuant to Section 14 and any Person inserted as a subsidiary to Holdings to act as a holding company for the Company formed hereafter with the consent of Required Holders.

“Highest Lawful Rate” means, with respect to each Holder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Holder which are presently in effect (including the SBA Regulations) or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Holdings” means Glori Holdings, Inc., a Delaware corporation.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired directly or indirectly through ownership in other entities or otherwise in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means any and all amounts owing or to be owing by any Obligor, any Subsidiary or any Guarantor (whether direct or indirect, including those acquired by assumption, absolute or contingent, due or to become due, now existing or hereafter arising) to any Holder under any Note Document and all renewals, extensions and/or rearrangements thereof.

“Indemnitee” is defined in Section 17.1(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of any Obligor that is not guaranteed by any other Person (other than a Guarantor) or subject to any other credit enhancement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any Note.

“Interest Payment Date” means the first Business Day of each fiscal quarter, commencing the first such day after the Closing.

“Interim Redetermination” is defined in Section 7.10(a).

Schedule B to Note Purchase Agreement – Page 11

SCHEDULE B

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“LIBO Rate” means the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the first calendar day of each month, as the rate for dollar deposits with a maturity of one month; provided that “LIBO Rate” for the time period between the Closing Date and the first day of the next succeeding calendar month shall be such rate as shall be in effect at approximately 11:00 a.m., London time, two Business Days prior to the Closing Date. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” shall be determined in good faith by the Administrative Agent.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Obligors and the Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“LOE” means (a) leasehold operating expenses in the ordinary course of business and consistent with past practices, industry standards and applicable law and (b) other field level or lease level charges for operations in each case with respect to the Oil and Gas Properties of the Obligors (excluding Capital Expenditures and general and administrative Costs).

Schedule B to Note Purchase Agreement – Page 12

SCHEDULE B

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities , condition (financial or otherwise) of (i) the Company and its Subsidiaries taken as a whole (as opposed to changes in the economy generally that are not specific to the Company or the Subsidiaries), (b) the ability of any Obligor, any Subsidiary, or any Guarantor to perform any of its obligations under any Note Document to which it is a party, (c) the validity or enforceability of any Note Document or (d) the rights and remedies of or benefits available to any Purchaser under any Note Document.

“Material Contracts” means those contracts and agreements listed on Schedule 8.23 hereto (which shall not include oil and gas lease agreements) which individually are material to the business of the Company and its Subsidiaries taken as a whole.

“Material Indebtedness” means Debt (other than the Indebtedness), or obligations in respect of one or more Swap Agreements, of (i) any one or more of the Obligors or Holdings in an aggregate principal amount exceeding $100,000, (ii) the Parent or the Post-Merger Parent in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Credit Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Merger” means the business combination or consolidation of Infinity Cross Border Acquisition Corporation, a British Virgin Islands company, with and into the Post-Merger Parent, pursuant to the terms and subject to the conditions of the Merger Agreement.

“Merger Agreement” means that certain Merger and Share Exchange Agreement, dated as of January 8, 2014, as amended by that certain First Amendment, dated as of February 20, 2014, as further amended, supplemented, or modified, by and between Infinity Cross Border Acquisition Corporation, a British Virgin Islands company, as the Parent, the Post-Merger Parent, as the Purchaser, Glori Merger Subsidiary, Inc., a Delaware corporation, as Merger Sub, Infinity-C.S.V.C Management Ltd., as the INXB Representative, and the Parent, as the Company.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Oil and Gas Property owned by the Company or any Guarantor which is subject to the Liens existing or to exist under the terms of the Security Instruments, including, without limitation, the Oil and Gas Properties listed on Schedule C to be owned by the Company and subject to a Lien in favor of the Administrative Agent for the benefit of the Holders as of the Closing Date.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

Schedule B to Note Purchase Agreement – Page 13

SCHEDULE B

“Net Cash Proceeds” means (a) in connection with any receipt (herein referred to as a “Receipt”) of cash and cash equivalents not in the ordinary course of the business of the Obligors, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Receipt, net of attorneys' fees, accountants' fees, investment banking fees and insurance consultant fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset which is the subject of such Asset Disposition or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof within two years of the date of the relevant Receipt as a result of any gain recognized in connection therewith (after taking into account any applicable tax credits or deductions and any tax sharing arrangements) and (b) in connection with any Receipt relating to the issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds or cash equivalents received from such issuance or incurrence, net of attorneys' fees, investment banking fees, brokerage, finder's or similar fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Mountain” is defined in Section 10.24.

“New Mountain Claims” means any demand, claim, action, investigation, assertion of liability, legal proceeding (whether at law or in equity) or arbitration arising out of or related to any agreement, arrangement, term sheet (including but not limited to the “Up to $25,000,000 Senior Secured Term Loan Summary of Indicative Terms and Conditions” dated February 26, 2014), understanding or proposal by New Mountain to provide financing to the Parent or any of its Affiliates.

“New RAPV Notice” is defined in Section 7.10(c).

“Note Documents” means this Agreement, the Notes, and the Security Instruments.

“Notes” is defined in Section 2.

“Notice of Termination of Operating Agreement” means a notice of termination substantially in the form of Exhibit 5.21 attached hereto.

“Obligors” means, collectively, the Company and each Guarantor.

“Obligor Claims” means all debts and obligations of any Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.

Schedule B to Note Purchase Agreement – Page 14

SCHEDULE B

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“OPA” has the meaning assigned such term in the definition of “Environmental Laws”.

“Operating Agreement” means that certain Operating Agreement, dated as of March 14, 2014, between Holdings, as operator, and the Company.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, court or documentary, intangible, excise or Property or similar Taxes, fees, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, registration or otherwise with respect to, this Agreement and any other Note Document.

“Parent” means Glori Energy Inc., a Delaware corporation, and any successor thereto.

“Parent Equity Raise” means a sale and issuance of the Parent’s equity securities.

Schedule B to Note Purchase Agreement – Page 15

SCHEDULE B

“Participant Register” is defined in Section 25.1.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Equity Raise” means contributions in respect of the Equity Interests of the Company held by Holdings, proceeds of which are used solely (i) to fund Capital Expenditures in respect of the Company’s full field AERO program and approved by the Administrative Agent or (ii) as otherwise approved by the Administrative Agent.

“Permitted Operator Payments” means payments (including reimbursements) made by the Company to Holdings pursuant to the Operating Agreement, as in effect on the Closing Date, in Holdings’ capacity as operator of the Company’s Oil and Gas Properties, but only for so long as Holdings’ is the operator, in respect of (a) actual, direct lease operating expenses incurred in connection with the operation of the Company’s Oil and Gas Properties in accordance with an industry standard joint operating agreement (including amounts paid or payable under the Company’s leases) and as set forth in the lease operating statement delivered pursuant to Section 10.01(o), and (b) general and administrative expenses allowed under Section 11.23, provided that such payments shall equal $81,250 in the aggregate for any calendar quarter during the period commencing on the Closing Date and ending on March 31, 2015, which amount may increase 3% per annum each year thereafter, unless any greater amount is approved by the Required Holders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by an Obligor, a Subsidiary or an ERISA Affiliate or (b) was at any time during the preceding six years, sponsored, maintained or contributed to by an Obligor, a Subsidiary or an ERISA Affiliate.

“Pledgor” means, initially, Holdings, and shall include any Person who grants a security interest in favor of the Administrative Agent pursuant to that certain Pledge and Security Agreement dated as of even date hereof.

“Post-Merger Parent” means Glori Acquisition Inc., a Delaware corporation, and any successor thereto.

“Pre-Default Interest Rate” means a varying per annum interest rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate, which shall in no event be less than one percent (1%) per annum, plus (b) 1000 basis points. Any change in the Pre-Default Interest Rate due to a change in the LIBO Rate shall be effective from and including the first day of each month.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed RAPV Notice” is defined in Section 7.10(b)(ii).

Schedule B to Note Purchase Agreement – Page 16

SCHEDULE B

“Proposed Risk Adjusted Present Value” is defined in Section 7.10(b) (i).

“Proved Developed Non-Producing Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Developed Producing Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Undeveloped Reserves” has the meaning assigned such term in the SPE Definitions.

“Purchase Money Liens” means Liens securing purchase money Debt or Capital Leases limited to the Property acquired or leased pursuant to such Debt or Capital Lease and the Lien and the Debt secured thereby are incurred prior to or within 90 days after such acquisition.

“Purchaser” and “Purchasers” are defined in the initial paragraph of the Agreement.

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Obligor that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCRA” has the meaning assigned such term in the definition of “Environmental Laws”.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation proceeding relating to any asset of any Obligor or any Subsidiary.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination” means a Scheduled Redetermination or an Interim Redetermination.

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (i) invests in securities similar to the Notes or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an Affiliate of such Holder or such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

Schedule B to Note Purchase Agreement – Page 17

SCHEDULE B

“Remedial Work” has the meaning assigned such term in Section 10.11(a).

“Required Holders” means, at any time, the Holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their respective Affiliates).

“Reserve Ratio” means, as of any date of determination, the quotient of the Risk Adjusted Present Value, at such time, to Consolidated Total Debt.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st the oil and gas reserves attributable to the Oil and Gas Properties of the Company and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the General Parameters.

“Responsible Officer” means as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Obligor, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Obligor or any option, warrant or other right to acquire any such Equity Interests in any Obligor.

“Risk Adjusted Present Value” is defined in Section 7.10(d).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SBA” means the United States Small Business Administration.

“SBA Regulations” means Title 13 of the Code of Federal Regulations § 107.

“SBIC Holder” means any Holder that is subject to the SBA Regulations.

“Scheduled Redetermination” is defined in Section 7.10(a)

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Section 91.1011” has the meaning assigned such term in the definition of “Environmental Laws”.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

Schedule B to Note Purchase Agreement – Page 18

SCHEDULE B

“Security Instruments” means the security agreements, pledge agreements, mortgages, deeds of trust, completion guaranties, guaranty agreements and other agreements, instruments or certificates described or referred to in Exhibit 5.5, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Obligor or any other Person (other than participation or similar agreements between any Purchaser and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Seller Note” means that certain Seller Note issued by Holdings on the Closing Date to Petro-Hunt, L.L.C. in an amount equal to $2,000,000.

“SPE Definitions” means, with respect to any term, the definition thereof adopted by the Board of Directors, Society for Petroleum Engineers (SPE) Inc., March 1997.

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by any Obligor or one or more of the Subsidiaries of the Obligors, or by one or more Obligors, or by any Obligor and one or more of the Subsidiaries of any Obligor, and (b) any partnership of which any Obligor or any of the Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of one or more Obligors.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Obligors or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

Schedule B to Note Purchase Agreement – Page 19

SCHEDULE B

“Sweep Percentage” means (i) for each calendar quarter from the Closing Date through March 31, 2015, fifty percent (50%), and (ii) for each calendar quarter thereafter, seventy-five percent (75%).

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, penalties or additional amounts thereon.

“Tax on the Overall Net Income” of a Person means any net income, franchise or branch profits Tax imposed on a Person by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Holder, the office through which its investment in any Note is made) is located or as a result of a present or former connection between such Person and the jurisdiction imposing the Tax (other than a jurisdiction in which such Person is treated as having a connection as a result of entering into any Note Document or its participation in the transactions governed thereby).

“Tax Related Person” means any Person treated as the owner of a payment under this Agreement (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Administrative Agent, a Holder or a Tax Related Person of any of the foregoing. “Transaction Fees” means those fees that are payable by the Company pursuant to the provisions of Section 7.8.

“Transactions” means, with respect to (a) any Obligor, the execution, delivery and performance by such Obligor of this Agreement and each other Note Document to which it is a party, the sale of the Notes, the use of the proceeds thereof, (b) the Company, the consummation of the Acquisition, and (c) each Guarantor, the execution, delivery and performance by such Guarantor of this Agreement and each other Note Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations by such Guarantor pursuant to this Agreement.

“Treasury Regulations” shall refer to the U.S. Treasury Regulations promulgated under the Code, or any successor provisions thereof.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule B to Note Purchase Agreement – Page 20

SCHEDULE B

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning in Section 17.2(e).

“Wholly-Owned Subsidiary” means (a) any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by an Obligor or one or more of the Wholly-Owned Subsidiaries or are owned by one or more Obligors or are owned by an Obligor and one or more of the Wholly-Owned Subsidiaries or (b) any Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction; provided that an Obligor, directly or indirectly, owns the remaining Equity Interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary. Unless otherwise indicated herein, each reference to the term “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of one or more Obligors.

Schedule B to Note Purchase Agreement – Page 21

SCHEDULE C

MORTGAGED PROPERTIES

I.

Schedule C to Note Purchase Agreement

SCHEDULE 8.5

LITIGATION

Schedule 8.5 to Note Purchase Agreement

SCHEDULE 8.6

ENVIRONMENTAL MATTERS

Schedule 8.6 to Note Purchase Agreement

SCHEDULE 8.15

EQUITY INTERESTS AND SUBSIDIARIES

1.          [None.]

Schedule 8.15 to Note Purchase Agreement

SCHEDULE 8.19

SWAP AGREEMENTS

Schedule 8.19 to Note Purchase Agreement

SCHEDULE 8.23

Material Contracts

Schedule 8.23 to Note Purchase Agreement

SCHEDULE 8.26

GAS IMBALANCES, ETC.

Schedule 8.26 to Note Purchase Agreement

SCHEDULE 11.2

DEBT

Schedule 11.2 to Note Purchase Agreement

SCHEDULE 11.5

INVESTMENTS

Schedule 11.5 to Note Purchase Agreement

SCHEDULE 11.20

TRANSACTIONS WITH AFFILIATES

Schedule 11.20 to Note Purchase Agreement

SCHEDULE B-1

PRINCIPAL OFFICERS

Name	Title

Schedule B-1 to Note Purchase Agreement

EXHIBIT 1

FORM OF SENIOR SECURED FIRST LIEN NOTE DUE MARCH 14, 2017

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

Glori Energy Production Inc.

SENIOR SECURED FIRST LIEN NOTE DUE MARCH 14, 2017

No. [__]
$[_____________].00	[__________ __], 20___

For Value Received, the undersigned, Glori Energy Production Inc., a Texas corporation (herein called the “Company”), hereby promises to pay to [ ], a Delaware limited liability company, or its registered assigns (the “Payee”), the principal sum of [______________ United States Dollars (US$___________)] (herein referred to as the “Advance”). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in that certain Note Purchase Agreement dated as of March 14, 2014 (as the same may be amended, supplemented, restated, renewed or otherwise modified from time to time, the “Note Purchase Agreement”), entered into by and among the Company, the Purchasers named therein and the Administrative Agent named therein.

The Company shall repay to the Payee the Advance in lawful money of the United States of America and in immediately available funds, on the dates and in the amounts specified in Article 7 of the Note Purchase Agreement, at a bank account maintained by Payee in the city of New York, New York in accordance with the provisions of Section 16.1 of the Note Purchase Agreement, which bank account shall be specified by Payee to the Company. The bank account of Payee to which such payments shall be made from time to time is herein referred to as the “Payee’s Bank Account”. The Company will also make any required prepayments of principal on the dates and in the amounts specified in Article 7 of the Note Purchase Agreement.

The Company further agrees to pay interest on the Advance, at the Payee’s Bank Account, in like money and funds, for the period commencing on the date of the Advance until all such outstanding principal amounts shall be paid in full, at the rates and payable on the dates set forth in Sections 7.7 and 7.9 of the Note Purchase Agreement.

This Note in one of the Senior Secured First Lien Notes due March 14, 2017 referred to in Section 2 of the Note Purchase Agreement and has been issued pursuant to the Note Purchase Agreement and is entitled to the benefits thereof and to the benefits of the other Note Documents, including the liens and security interests granted thereby. Certain procedural aspects of the payment obligation(s) represented by this Note not otherwise addressed herein shall be governed by the terms of the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement.

Exhibit 1 to Note Purchase Agreement Page 1

EXHIBIT 1

As provided in the Note Purchase Agreement, upon surrender of this Note for transfer, duly recorded, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to the transferee. Prior to due presentment for transfer, the Company may treat the person in whose name this Note is issued as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

If an Event of Default occurs and is continuing pursuant to Section 12 of the Note Purchase Agreement, the principal of this Note may be declared or otherwise become due and payable pursuant to the terms set forth in the Note Purchase Agreement.

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Exhibit 1 to Note Purchase Agreement Page 2

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York including Sections 5-1401 and 5-1402 of the General Obligations thereof.

Glori Energy Production Inc.

By:
Name:
Title:

Exhibit 1 to Note Purchase Agreement Page 3

EXHIBIT 5.5

SECURITY INSTRUMENTS

1.          Security Agreement executed by the Company and the Administrative Agent.

2.          UCC-1 with the Company as the debtor and the Administrative Agent as the secured party filed with the Secretary of State of Texas.

3.          Deed of Trust, Fixture Filing, Assignment of As-extracted Collateral, Security Agreement and Financing Statement.

4.          Pledge and Security Agreement by the Pledgors (including the Company) in favor of the Administrative Agent.

5.          UCC-1s with each Pledgor as debtor and the Administrative Agent as the secured party filed with the Secretary of State of Texas or other appropriate filing office determined in accordance with the UCC.

Exhibit 5.5 to Note Purchase Agreement Page 1

EXHIBIT 5.6

COMPLIANCE CERTIFICATE

The undersigned hereby executes this Compliance Certificate as of [___________ ___], 20[___], and hereby certifies that he or she is the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or Vice President of Glori Energy Production Inc., a Texas corporation (the “Company”), and that as such he or she is authorized to execute this Compliance Certificate on behalf of the Company. With reference to that certain Note Purchase Agreement dated as of March 14, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Note Purchase Agreement”), among the Company, the Administrative Agent named therein and the Purchasers named therein, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Note Purchase Agreement unless otherwise specified):

(a)          [No Default or Event of Default has occurred or is continuing.] OR [If a Default has occurred, specify the details thereof and any action taken or proposed to be taken with respect thereto.]

(b)          The representations and warranties of the Obligors and the Pledgors set forth in the Note Purchase Agreement and in the other Note Documents are true and correct on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(c)          The ratio of (i) Consolidated Total Debt as of the last day of [most recent fiscal quarter] to (ii) Consolidated EBITDA (for, and as of the last day of, the twelve (12) month period ending of the last day of the fiscal quarter ending immediately preceding the date of this Compliance Certificate) is not greater than [__] to 1.00.

(d)          The Consolidated Working Capital Ratio as of the last day of the fiscal quarter immediately preceding the date of this Compliance Certificate was not less than 1.00 to 1.00.

(e)          The Reserve Ratio as of the last day of the fiscal quarter immediately preceding the date of this Compliance Certificates was not less than 1.10 to 1.00.

(f)          [No material change in GAAP has occurred since [the date of the most recent audited Financial Statements delivered pursuant to Section 10.1]] OR [A material change in GAAP has occurred since [the date of the most recent audited Financial Statements delivered pursuant to Section 10.1 of the Note Purchase Agreement] and the effect of such change on the financial statements accompanying such certificate are [_______________].]

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Exhibit 5.6 to Note Purchase Agreement Page 1

EXECUTED AND DELIVERED as of the date first above written.

Glori Energy Production Inc.

By:
Name:
Title:

Exhibit 5.6 to Note Purchase Agreement Page 2

EXHIBIT 5.8

LIST OF OPINIONS OF COUNSEL

1.          Opinion Letter by Andrews Kurth LLP.

Exhibit 5.8 to Note Purchase Agreement

EXHIBIT B-1

ADVANCE REQUEST

ADVANCE REQUEST

Date: ________, 201[ ]

TO:	The Administrative Agent under

the Agreement referred to below

Dear Sir or Madam:

Reference is made to that certain Note Purchase Agreement to be dated as of March 14, 2014, executed by and among Glori Energy Production Inc., a Texas corporation (the “Company”), the Administrative Agent named therein and the Purchasers named therein (together with all amendments, supplements, restatements, modifications, replacements, extensions and rearrangements thereof, the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning assigned such terms in the Agreement.

Pursuant to the terms of the Agreement, the Company hereby requests an advance (the “Advance”) from the Purchasers or their designees under the Agreement in the amount of $[     ], with the requested funding date of such advance being ______, 201[ ].

The proceeds of the Advance shall be (a) used for the purposes described on Schedule A hereto and (b) wired to the accounts listed on Schedule B hereto.

The undersigned certifies that he or she is the ____________ of the Company and that as such, he or she is authorized to execute this Advance Request on behalf of the Company.

Exhibit B-1 to Note Purchase Agreement Page 1

The undersigned further certifies, represents and warrants on behalf of the Company that the Company is entitled to receive the requested Advance under the terms and conditions of the Agreement.

Very truly yours,

Glori Energy Production Inc.

By:
Name:
Title:

Exhibit B-1 to Note Purchase Agreement Page 2

SCHEDULE A TO ADVANCE REQUEST

Use of Proceeds

The proceeds of the Advance will be used as follows:

Purpose	Amount

Exhibit B-1 to Note Purchase Agreement Page 3

SCHEDULE B TO ADVANCE REQUEST

Wire Transfer Instructions

The proceeds of the Advance will wired (or netted) as follows:

Purpose	Amount	Wire Transfer Instructions (if applicable)

Exhibit B-1 to Note Purchase Agreement Page 4

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Glori Energy Production Inc., a Texas corporation (the “Company”), Stellus Capital Investment Corporation, as administrative agent (the “Administrative Agent”), and each holder from time to time party thereto.

Pursuant to the provisions of Section 7.2 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten-percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date: ________ __, 201_

Exhibit C to Note Purchase Agreement

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Glori Energy Production Inc., a Texas corporation (the “Company”), Stellus Capital Investment Corporation, as administrative agent (the “Administrative Agent”), and each holder from time to time party thereto.

Pursuant to the provisions of Section 7.2 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten-percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Holders with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Holder in writing, and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 201_

Exhibit C to Note Purchase Agreement

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Glori Energy Production Inc., a Texas corporation (the “Company”), Stellus Capital Investment Corporation, as administrative agent (the “Administrative Agent”), and each holder from time to time party thereto.

Pursuant to the provisions of Section 7.2 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its partners/members is a ten-percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Holder with Internal Revenue Service Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Holder and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 201_

Exhibit C to Note Purchase Agreement

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Glori Energy Production Inc., a Texas corporation (the “Company”), Stellus Capital Investment Corporation, as administrative agent (the “Administrative Agent”), and each holder from time to time party thereto.

Pursuant to the provisions of Section 7.2 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Note(s) (as well as any Note(s) evidencing such Note(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Note Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its partners/members is a ten-percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date: ________ __, 201_

Exhibit C to Note Purchase Agreement